                                                                     EXHIBIT 2.1



--------------------------------------------------------------------------------



                         AGREEMENT AND PLAN OF MERGER


                                 BY AND AMONG


                        CENTURY ACQUISITION CORPORATION
                               (THE "INVESTOR")


                                      AND


                       CENTURY MAINTENANCE SUPPLY, INC.
                              (THE "CORPORATION")
                                      AND
                      THE SHAREHOLDERS OF THE CORPORATION




                            DATED AS OF MAY 5, 1998



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
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
                                                                            PAGE
                                                                            ----

                                   ARTICLE I
                                  DEFINITIONS
SECTION 1.1    Certain Definitions...........................................  1

                                   ARTICLE II
                      THE MERGER; CLOSING; EFFECTIVE TIME
SECTION 2.1    The Merger....................................................  2
SECTION 2.2    Closing.......................................................  2
SECTION 2.3    Effective Time................................................  2
SECTION 2.4    Certificate of Incorporation..................................  3
SECTION 2.5    By-Laws.......................................................  3
SECTION 2.6    Officers and Directors........................................  3
SECTION 2.7    Conversion and Cancellation of Shares.........................  3
SECTION 2.8    Employee Stock Options........................................  5
SECTION 2.9    Payment for Shares and Options................................  5
SECTION 2.10   Transfer of Shares after the Effective Time...................  5
SECTION 2.11   No Fractional Shares..........................................  5

                                  ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF SELLING SHAREHOLDERS
SECTION 3.1    Authority Relative to the Agreement...........................  6
SECTION 3.2    Capitalization................................................  6
SECTION 3.3    No Violation..................................................  6
SECTION 3.4    Consents and Approvals........................................  7

                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF THE MAJOR SHAREHOLDER
SECTION 4.1    Organization, Qualification and Capitalization................  7
SECTION 4.2    Authority Relative to the Agreement...........................  8
SECTION 4.3    No Violation..................................................  8
SECTION 4.4    Consents and Approvals........................................  8
SECTION 4.5    Regulatory Reports............................................  8
SECTION 4.6    Financial Statements..........................................  9
SECTION 4.7    Absence of Changes............................................ 10
SECTION 4.8    Indebtedness.................................................. 11
SECTION 4.9    Litigation.................................................... 11
SECTION 4.10   Tax Matters................................................... 12
SECTION 4.11   Employee Benefit Plans........................................ 13
SECTION 4.12   Employment Matters............................................ 14
SECTION 4.13   Patents, Trademarks and Copyrights............................ 15
SECTION 4.14   Environmental Matters......................................... 15
SECTION 4.15   Title to Properties; Encumbrances............................. 17
SECTION 4.16   Sufficiency of Assets......................................... 17
SECTION 4.17   Permits and Licenses.......................................... 17
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                                       i
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                               TABLE OF CONTENTS
                                  (CONTINUED)
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
SECTION 4.18   Agreements, Contracts and Commitments................................... 17
SECTION 4.19   Compliance with Law..................................................... 18
SECTION 4.20   Insurance............................................................... 18
SECTION 4.21   Disclosure.............................................................. 18
SECTION 4.22   Brokers Commission or Finder's Fee...................................... 18
SECTION 4.23   Transactions with Affiliates............................................ 19

                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF INVESTOR
SECTION 5.1    Organization and Authority.............................................. 19
SECTION 5.2    Authority Relative to the Agreement..................................... 19
SECTION 5.3    No Violation............................................................ 20
SECTION 5.4    Consents and Approvals.................................................. 20
SECTION 5.5    Financing............................................................... 20
SECTION 5.6    Brokers Commission or Finder's Fee...................................... 20

                                   ARTICLE VI
                            COVENANTS OF CORPORATION
SECTION 6.1    Affirmative Covenants of Corporation.................................... 20
SECTION 6.2    Negative Covenants of Corporation....................................... 21

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS
SECTION 7.1    Continuing Employees and Employee Benefit Plans......................... 23
SECTION 7.2    Access To, and Information Concerning, Properties and Records........... 25
SECTION 7.3    Good Faith Efforts...................................................... 26
SECTION 7.4    HSR Filing.............................................................. 26
SECTION 7.5    Exclusive Nature of Agreement........................................... 26
SECTION 7.6    Accounting Treatment.................................................... 26
SECTION 7.7    Payment Approvals....................................................... 27
SECTION 7.8    Additional Financial Statements......................................... 27
SECTION 7.9    Tax Matters............................................................. 27
SECTION 7.10   New Stock Option Plan................................................... 30
SECTION 7.11   Directors' and Officers' Indemnifications............................... 30
SECTION 7.12   Option to Purchase...................................................... 32

                                  ARTICLE VIII
                             CONDITIONS TO CLOSING
SECTION 8.1    Conditions to Each Party's Obligation................................... 32
SECTION 8.2    Conditions to the Obligations of Investor............................... 32
SECTION 8.3    Conditions to the Obligations of Selling Shareholders................... 34
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                                       ii
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                               TABLE OF CONTENTS
                                  (CONTINUED)
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
                                   ARTICLE IX
                                  TERMINATION
SECTION 9.1    Termination............................................................. 35
SECTION 9.2    Effect of Termination................................................... 36

                                   ARTICLE X
                                INDEMNIFICATION
SECTION 10.1   Indemnification......................................................... 36
SECTION 10.2   Limitations on Claims................................................... 38

                                   ARTICLE XI
                                 MISCELLANEOUS
SECTION 11.1   Expenses................................................................ 40
SECTION 11.2   Governing Law; Forum Selection; Consent to Service of Process........... 40
SECTION 11.3   Survival and Exclusivity of Representations and Warranties.............. 41
SECTION 11.4   Public Announcements.................................................... 42
SECTION 11.5   Consent to Merger....................................................... 42
SECTION 11.6   Entire Agreement; Assignment............................................ 42
SECTION 11.7   Amendments; Waiver; Consents............................................ 42
SECTION 11.8   Further Assurances...................................................... 43
SECTION 11.9   Severability............................................................ 43
SECTION 11.10  Notices................................................................. 43
SECTION 11.11  Governing Law........................................................... 44
SECTION 11.12  Descriptive Headings.................................................... 44
SECTION 11.13  Parties in Interest; No Third Party Beneficiary......................... 44
SECTION 11.14  Counterparts............................................................ 44
SECTION 11.15  Incorporation by Reference.............................................. 44
SECTION 11.16  Guarantee............................................................... 44

                               TABLE OF CONTENTS
                                  (CONTINUED)


SCHEDULE 2.7(b)   SELLING SHAREHOLDERS; ALLOCATION OF CONSIDERATION
SCHEDULE 3.3      NO VIOLATION
SCHEDULE 3.4      CONSENTS AND APPROVALS
SCHEDULE 4.1(a)   AUTHORITY TO DO BUSINESS
SCHEDULE 4.1(c)   CAPITALIZATION; OPTIONS; ENCUMBRANCES
SCHEDULE 4.3      CERTAIN DEFAULTS
SCHEDULE 4.4      CONSENTS AND APPROVALS
SCHEDULE 4.6      UNAUDITED 1997 FINANCIAL STATEMENTS
SCHEDULE 4.7      ABSENCE OF CHANGES
SCHEDULE 4.7(n)   CAPITAL EXPENDITURE BUDGET
SCHEDULE 4.8      INDEBTEDNESS TO SHAREHOLDERS
SCHEDULE 4.9      LITIGATION
SCHEDULE 4.10     TAX MATTERS
SCHEDULE 4.11     EMPLOYEE BENEFIT PLANS
SCHEDULE 4.12     EMPLOYMENT MATTERS
SCHEDULE 4.13     PATENTS, TRADEMARK AND COPYRIGHTS
SCHEDULE 4.14     ENVIRONMENTAL MATTERS
SCHEDULE 4.15     TITLE TO PROPERTIES AND ENCUMBRANCES
SCHEDULE 4.16     SOFTWARE/HARDWARE YEAR 2000 ISSUES
SCHEDULE 4.17     PERMITS AND LICENSES
SCHEDULE 4.18     MATERIAL CONTRACTS
SCHEDULE 4.20     INSURANCE POLICIES
SCHEDULE 4.23     TRANSACTIONS WITH AFFILIATES
SCHEDULE 5.5      FINANCING COMMITMENTS
SCHEDULE 8.2(m)   TRADEMARKS
SCHEDULE 8.3(c)   PERSONAL GUARANTIES
SCHEDULE 8.3(d)   FINANCIAL INSTITUTION AND THIRD-PARTY INDEBTEDNESS
SCHEDULE 8.3(e)   MAJOR SHAREHOLDER INDEBTEDNESS
SCHEDULE 8.3(g)   OPTIONS
SCHEDULE 10.1(a)  REAL ESTATE LIMITED PARTNERSHIPS

EXHIBIT A         CERTIFICATE OF MERGER
EXHIBIT B         PREFERRED STOCK TERM SHEET
EXHIBIT C         WARRANT TERM SHEET
EXHIBIT D         1998 STOCK OPTION PLAN TERM SHEET
EXHIBIT E         SHAREHOLDER AGREEMENT TERM SHEET
EXHIBIT F         OPINION OF CORPORATION'S COUNSEL
EXHIBIT G         NON-COMPETITION AGREEMENT
EXHIBIT H         LEASE AMENDMENT TERM SHEET
EXHIBIT I-1       TRADEMARK ASSIGNMENT AGREEMENT
EXHIBIT I-1.1     ASSIGNMENT OF REGISTERED TRADEMARKS
EXHIBIT I-2       TRADEMARK LICENSE AGREEMENT
EXHIBIT J         OPINION OF INVESTOR'S COUNSEL
EXHIBIT K         AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                               TABLE OF CONTENTS
                                  (CONTINUED)

                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER ("AGREEMENT") is entered into as of May 5, 1998, by and among Century Acquisition Corporation, a Delaware corporation ("INVESTOR"), Century Maintenance Supply, Inc., a Delaware corporation (the "CORPORATION"), Dennis C. Bearden (the "MAJOR SHAREHOLDER") and the other shareholders of the Corporation set out on Schedule 2.7(b) of this Agreement
                                           ---------------
(the Major Shareholder and the other shareholders of the Corporation are herein collectively referred to as the "SELLING SHAREHOLDERS") and for purposes of Sections 11.3 and 11.16 of this Agreement, FS Equity Partners IV, a Delaware
-------------     -----
limited partnership and the sole shareholder of Investor ("FSEP IV").

     A. The Board of Directors of Investor and the Board of Directors of the Corporation each have determined that it is in the best interests of their respective stockholders for Investor to merge with the Corporation upon the terms and subject to the conditions set out herein.

     B. In the Merger the Selling Shareholders will each have a portion of their shares of Corporation Common Stock (as defined below) converted into the right to receive the Cash Merger Consideration (as defined below) and will also retain shares of Corporation Common Stock, all as specified and set out on
Schedule 2.7(b) of this Agreement. The Major Shareholder and his affiliates will retain a smaller portion of their shares of Corporation Common Stock than the remaining Selling Shareholders and may receive up to $7,000,000 in liquidation preference of the Corporation's New Preferred Stock (as defined below) in lieu of Cash Merger Consideration.

     C. The Corporation and Investor desire to make certain representations, warranties, covenants and agreements in connection with the aforesaid merger of the Corporation and, for purposes thereof, have entered into this Agreement.

     NOW, THEREFORE, in consideration of the recitals and the respective representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

      SECTION 1.1   Certain Definitions.  For the purposes of this Agreement,
                    -------------------
the following terms shall have the meanings specified or referred to below whether or not capitalized when used in this Agreement.

          (a) "KNOWLEDGE" or "KNOWN" -- the Corporation shall be deemed to have "KNOWLEDGE" of or to have "KNOWN" a particular fact or other matter if any of Dennis C. Bearden, John M. Morotti, Charles L. Littlepage, Richard E. Penick, Theresa M. Tollett (Cullens), Sandra Toton, Vicki L. Reynolds, Danny N. Errico, R. Allan Kea, Daryl D. Morse and Don R. Hodina (with respect to Mr. Hodina, the Corporation shall be deemed to have knowledge only of facts or matters which have become known to Mr. Hodina after the Corporation's acquisition of Nationwide (as defined in Section 4.6)) has
                                                            -----------
     current, actual
     knowledge of such fact or other matter, or would have such knowledge after completion of a reasonably comprehensive review of the matter at issue.

          (b) "LAW" means any law, ordinance, rule, regulation, statute, decree, permit, treaty, code, arbitration award, order, judgment, writ, injunction, decree or other legal requirement of any federal, state, local or foreign court or other governmental authority.

          (c) "MATERIAL ADVERSE EFFECT" shall mean any fact, event, change or occurrence which, individually or in the aggregate, has a material adverse effect on the business, financial condition, results of operations, assets or liabilities of the Corporation and the Subsidiaries taken as a whole (or when the reference is to Investor, Investor and its parent entity taken as a whole).

          (d) "TAX" and "TAXES" means all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of the Corporation and the Subsidiaries, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

                                   ARTICLE II
                      THE MERGER; CLOSING; EFFECTIVE TIME

      SECTION 2.1   The Merger.  Subject to the terms and conditions of this
                    ----------
Agreement, at the Effective Time (as defined in Section 2.3) the Investor shall
                                                -----------
be merged with and into the Corporation and the separate corporate existence of the Investor shall thereupon cease (the "MERGER"). The Corporation shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "SURVIVING CORPORATION") and shall continue to be governed by the laws of the State of Delaware. The separate corporate existence of the Corporation with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, and the Corporation shall succeed, without other transfer, to all of the rights and properties of the Investor and shall be subject to all of the debts and liabilities of the Investor. The Merger shall have the effects specified in the General Corporation Law of Delaware (the "GCL").

      SECTION 2.2   Closing.  The closing of the Merger (the "CLOSING") shall
                    -------
take place at the offices of Porter & Hedges, LLP, 700 Louisiana, Houston, Texas 77002, at 9:00 a.m., Houston time, or at such other place as the Corporation and the Investor may agree, within three business days following the day on which all of the conditions set out in Article VIII of this Agreement shall be fulfilled or waived in accordance with this Agreement.

      SECTION 2.3   Effective Time.  The Merger shall become effective at the
                    --------------
time of filing a certificate of merger substantially in the form attached hereto as Exhibit A (the "CERTIFICATE OF MERGER") with the Secretary of State of the
   ---------
State of Delaware in accordance with the provisions of Section 251 of the GCL, which Certificate of Merger shall be delivered to the Secretary of State of the State of Delaware for filing within three business days following the day on which the last of the conditions set out in Article VIII of this Agreement shall have been fulfilled or waived in accordance with this Agreement. The date and time on which the Merger shall become effective is herein referred to as the "EFFECTIVE TIME".

      SECTION 2.4   Certificate of Incorporation.  Prior to the Effective Time,
                    ----------------------------
the Major Shareholder and the Corporation shall take all action necessary to (a) amend and restate the Certificate of Incorporation of the Corporation to, among other things, (i) increase the number of authorized shares of capital stock,
(ii) authorize preferred stock for issuance, and create and authorize the preferred stock (the "NEW PREFERRED STOCK"), which will be authorized as "BLANK CHECK" preferred and when issued will have substantially the same rights, preferences and privileges as the preferred stock of Investor set out in the term sheet and subject to modification as set out therein (the "PREFERRED STOCK TERM SHEET") attached as Exhibit K hereto, and (iii) amend Article X thereof in
                         ---------
the manner described in Section 7.11 of this Agreement, and such Certificate of
                        ------------
Incorporation of the Corporation as so amended and restated shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the GCL, and (b) to effect a stock split of one to 2.30068 (the "STOCK SPLIT") of the common stock, $.001 par value of
                        -----------
the Corporation ("CORPORATION COMMON STOCK"), which Stock Split shall become effective immediately after consummation of the Merger and the payment of the Cash Merger Consideration and the conversion of the Investor shares into Corporation Common Stock pursuant to Section 2.7(f).
                                     --------------

      SECTION 2.5   By-Laws.  The By-Laws of the Corporation in effect at the
                    -------
Effective Time shall be the By-Laws of the Surviving Corporation until duly amended in accordance with the terms thereof and the GCL.

      SECTION 2.6   Officers and Directors.  The officers of the Corporation at
                    ----------------------
the Effective Time shall be the officers of the Surviving Corporation. As of the Effective Time, the Major Shareholder and FSEP IV agree to elect the following individuals as directors of the Surviving Corporation: Ronald P. Spogli, William Johnson, J. Frederick Simmons, Jon D. Ralph, Mark J. Doran, Dennis C. Bearden, and two other individuals designated by Major Shareholder. Such directors and officers shall remain as such until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws and applicable laws, and the expiration of the term of, or any termination of, any employment agreement entered into with any such person which entitles such person to serve as an officer or director.

      SECTION 2.7   Conversion and Cancellation of Shares.  At the Effective
                    -------------------------------------
Time, by virtue of the Merger:

          (a) Except as set out in Section 2.7(b) and (c) below, each share of
                                   --------------     ---
     Corporation Common Stock, issued and outstanding immediately prior to the Effective Time (the "SHARES"), without giving effect to the Stock Split, shall without any action on the part of the holder thereof, be converted into the right to receive, without interest, an amount in cash equal to $23.0068 (the "CASH MERGER CONSIDERATION").

          (b) Each of the Shares as shown on Schedule 2.7(b) set out opposite
                                             ---------------
     each Selling Shareholders name under the column "Retained Shares" on
     Schedule 2.7(b) shall remain outstanding and immediately after the
     ---------------
     consummation of the Merger and payment of the Cash Merger Consideration, shall be adjusted for the Stock Split and shall become 2.30068 shares of Corporation Common Stock (the "RETAINED SHARES").

          (c) Subject to the terms of this Section 2.7(c), a portion of the Cash
                                           --------------
     Merger Consideration payable to the Major Shareholder as shown on Schedule 2.7(b), without giving effect to the Stock Split, may be paid with shares of the Corporation's New Preferred Stock having a liquidation preference of up to $7,000,000 in accordance with the Preferred Stock Term Sheet (the "PREFERRED STOCK MERGER CONSIDERATION"). The New Preferred Stock will have an aggregate liquidation preference of up to $44.5 million (reduced to the extent that funding requirements are less than anticipated, as determined by Investor, as a result of the Corporation's performance) as contemplated in the Preferred Stock Term Sheet. In order to accommodate the requirements of third party investors, the preferred stock described in the Preferred Stock Term Sheet may be issued by Investor or by the Corporation. The aggregate liquidation preference of preferred stock or New Preferred Stock will be $44.5 million (subject to reduction as provided above). To the extent that $7,000,000 or more of such preferred stock or New Preferred Stock remains unsold to third party investors, Major Shareholder shall receive New Preferred Stock having a liquidation preference of $7,000,000 and if less than $7,000,000 of preferred stock or New Preferred Stock remains unsold to third party investors, Major Shareholder shall receive a combination of New Preferred Stock and cash up to a value of $7,000,000. The Cash Merger Consideration otherwise payable to the Major Shareholder shall be reduced by the amount of the liquidation preference of any New Preferred Stock issued to the Major Shareholder pursuant to this Section
                                                                      -------
     2.7(c).
     ------

          (d) All Shares (other than the Retained Shares) shall without any action on the part of the holders thereof cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall thereafter cease to have any rights with respect to such Shares, except the right of holders to receive the Cash Merger Consideration and Preferred Stock Merger Consideration for each outstanding Share upon the surrender of such certificate in accordance with Section 2.7.
          -----------

          (e) Each Share owned by the Corporation shall without any action on the part of the holder thereof cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

          (f) Each share of common stock, $.01 par value, of Investor issued and outstanding immediately prior to the Effective Time shall without any action on the part of the holder thereof be converted into one share of Corporation Common Stock and immediately after such conversion shall be adjusted for the Stock Split.

          (g) Each share of the preferred stock, $.01 par value, of the Investor held by FSEP IV, Major Shareholder, or third-party investors issued and outstanding immediately prior to the Effective Time shall without any action on the part of the holder thereof be converted into one share of New Preferred Stock.

          (h) Each warrant to acquire common stock, $.01 par value, of the Investor outstanding immediately before the Effective Time (the "INVESTOR WARRANTS"), which will have substantially the same terms and conditions set out in the term sheet (the "WARRANT TERM SHEET") attached hereto as Exhibit C, shall without any action on the part of the holder thereof be converted into a warrant to acquire Shares of the Common Stock of the Surviving Corporation at the exercise price and on the terms and conditions as set out in the terms of the Investor Warrants, subject to the modification thereof as described in the Modification section of the Warrant Term Sheet. The Corporation will also directly issue the Investor Warrants to third party investors if necessary to meet the requirements of such investors.

      SECTION 2.8   Employee Stock Options.  The Corporation will use its
                    ----------------------
commercially reasonable efforts to enter into agreements with the holders of any outstanding employee options to purchase Corporation Common Stock granted under the Corporation's 1997 Incentive Stock Plan ("OPTIONS"), which agreements will provide that they shall be treated as follows: (i) if a holder has been granted Options to purchase fewer than 1,500 shares of Corporation Common Stock, such Options shall be canceled, for the right to receive at the Effective Time an amount in cash equal to the product of (x) the excess of the Cash Merger Consideration over the exercise price per share of such Option, and (y) the number of shares of Corporation Common Stock subject to such Option prior to the Stock Split (such product to be the "CASH OPTION CONSIDERATION"); and (ii) if a holder has been granted Options to purchase 1,500 or more shares of Corporation Common Stock, fifty percent (50%) of such Options shall be canceled, for the right to receive at the Effective Time the Cash Option Consideration with respect to such Options prior to the Stock Split and fifty percent (50%) of such Options shall remain outstanding. If the holders of fewer than 168,750 options (prior to the Stock Split) enter into agreements under which they retain Options or otherwise elect to retain Options, the Major Shareholder agrees to increase the number of Retained Shares held by him pursuant to Section 2.7(b) above
                                                       --------------
prior to the Stock Split, by the number of Shares equal to the difference between 168,750 and, prior to the Stock Split, the number of Options which will remain outstanding after the Effective Time as Options to purchase Corporation Common Stock. The Surviving Corporation shall perform in all respects its obligations under the Option.

      SECTION 2.9   Payment for Shares and Options.
                    ------------------------------

          (a) On the date of the Effective Time, the Surviving Corporation shall, by wire transfer or check of the Corporation, as requested by each of the Selling Shareholders, make the payments pursuant to Section 2.7(a) of the Cash Merger Consideration, and if applicable pursuant to Section 2.7(c), of the Preferred Stock Merger Consideration. The Cash Option Consideration shall be paid promptly after the Effective Time by check of the Corporation.

          (b) No interest will be paid or will accrue on the amount payable upon the surrender of any certificate or Option, whether or not such certificate or Option was surrendered for the Cash Merger Consideration, the Preferred Stock Merger Consideration or the Cash Option Consideration, as the case may be. The Cash Option Consideration shall only be payable to the optionee. If payment is to be made to a person other than the registered holder of the certificate surrendered, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, as determined by the Surviving Corporation, and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

      SECTION 2.10  Transfer of Shares after the Effective Time.  No transfers
                    -------------------------------------------
of Shares shall be made on the stock transfer books of the Surviving Corporation at or after the Effective Time. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Cash Merger Consideration and Preferred Stock Merger Consideration as set out in Section 2.7 above.
                                   -----------

      SECTION 2.11  No Fractional Shares.  The Corporation shall not be required
                    --------------------
to issue fractional shares of Corporation Common Stock in respect of the Retained Shares prior to adjustment for the Stock Split or in respect of the Retained Shares after giving effect to the Stock Split. If any fraction of a share of Corporate Common Stock would, except for the provisions of this Section, be issuable upon the consummation of the Merger without giving effect to the Stock Split, the Corporation shall pay an amount in cash calculated by it to be equal to the Cash Merger Consideration for one share of Corporation Common Stock at the Effective Time multiplied by such fraction computed to the nearest whole cent. If any fraction of a share of Corporate Common Stock would, except for the provisions of this Section, be issuable after giving effect to the Stock Split, the Corporation shall not issue fractional shares or pay cash for such fractional share. The Corporation shall round down to the nearest whole share of Corporate Common Stock.

                                  ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF SELLING SHAREHOLDERS

     Each Selling Shareholder, severally but not jointly, makes the representations and warranties set out in this Article III to Investor and FSEP IV.

      SECTION 3.1   Authority Relative to the Agreement. Each Selling
                    -----------------------------------
Shareholder has full power and authority to execute, deliver and perform this Agreement and the other documents contemplated herein, and no further action or proceeding on the part of each Selling Shareholder is necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Selling Shareholder, and this Agreement constitutes the legal, valid and binding obligation of each Selling Shareholder enforceable against each Selling Shareholder in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles.

      SECTION 3.2   Capitalization.  Each of the Selling Shareholders are, on
                    --------------
the date of this Agreement, the record and beneficial owners and holders of the Shares set out by their respective names on Schedule 2.7(b), and, except as set
                                            ---------------
out in the Shareholders Agreement among the Corporation, Major Shareholder and the Selling Shareholders dated June 30, 1997 (a) each has good and valid title to such Shares free and clear of any lien, charge, claim, equitable interest, option, security interest, right of first refusal, preemptive right or restriction of any kind (collectively, an "ENCUMBRANCE"). and (b) each of the Selling Shareholders has the absolute and unrestricted right, power, authority and capacity to transfer such Shares at the Closing.

      SECTION 3.3   No Violation.  Neither the execution, delivery nor
                    ------------
performance of this Agreement or the other documents contemplated herein, nor the consummation of the transactions contemplated hereby or thereby (including the Merger) will, as of the date of this Agreement (i) violate any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to a Selling Shareholder, (ii) except as set out in
Schedule 3.3, be in conflict with, result in a breach or termination of any
------------
provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, require the consent under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property of a Selling Shareholder pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust, contract, lease, or other agreement or understanding or any other restriction of any kind or character, to which any of the Selling Shareholders is a party or by which any of their properties is subject or bound, or (iii) with respect to Selling Shareholders that are not individuals, conflict with or result in any breach of any provision of the charter or other organizational documents or bylaws of such Selling Shareholder.

      SECTION 3.4   Consents and Approvals.  Except as described on Schedule 3.4
                    ----------------------                          ------------
hereto, and except for termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), no prior consent, approval or authorization of, or declaration, filing or registration with, any person, domestic or foreign, or any federal, state or local government agency or body of any type (a "GOVERNMENTAL AUTHORITY"), is required of or by any Selling Shareholder in connection with the execution, delivery and performance by such Selling Shareholder of this Agreement and consummation of the transactions contemplated hereby.

                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF THE MAJOR SHAREHOLDER

     The Major Shareholder hereby makes the representations and warranties set out in this Article IV to Investor and FSEP IV.
            ----------

      SECTION 4.1   Organization, Qualification and Capitalization.
                    ----------------------------------------------

          (a) Each of the Corporation and the subsidiaries of the Corporation, all of which are listed on Schedule 4.1(a) hereto (collectively, the
                                ---------------
     "SUBSIDIARIES"), is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Corporation and the Subsidiaries has all requisite corporate power and authority to carry on its business as it is now being conducted, to own, lease and operate its properties and assets, and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. Each of the Corporation and the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the properties and assets owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. Each such jurisdiction in which each Corporation and the Subsidiaries is so qualified is listed on Schedule 4.1(a).
                  ---------------

          (b) True, correct and complete copies of the charter documents and bylaws of each of the Corporation and the Subsidiaries, with all amendments thereto through the date of this Agreement, have been delivered by Corporation to Investor.

          (c) As of the date of this Agreement, the authorized capital stock and the issued and outstanding capital stock of the Corporation and each of the Subsidiaries is as set out on Schedule 4.1(c). Schedule 4.1(c) lists each
                                   ---------------   ---------------
     holder of such shares of capital stock and the number of shares owned by each such holder. Except as set out on Schedule 4.1(c), there are no
                                             ---------------
     outstanding subscriptions, options, phantom stock, convertible securities, rights, warrants, calls, irrevocable proxies or other agreements or commitments of any kind directly or indirectly obligating the Corporation and the Subsidiaries to issue any security of or equitable interest in the Corporation or any of the Subsidiaries, or to repurchase, redeem or otherwise acquire any such security, or irrevocable proxies or any agreements (including shareholder agreements) restricting the transfer of or otherwise relating to any security or equity interest in the Corporation or any of the Subsidiaries. All of the issued and outstanding shares of capital stock of the Corporation and each of the Subsidiaries set out on Schedule 4.1(c), have been duly authorized, validly
                             ---------------
     issued and are fully paid and nonassessable. All of the shares of issued or unissued capital stock of the Corporation and each of the Subsidiaries are free of Encumbrances, except as set out on Schedule 4.1(c). Except as
                                                ---------------
     described on Schedule 4.1(a) and Schedule 4.1(c), the Corporation does not
                  ---------------     ---------------
     own, directly or indirectly, legally or beneficially, any shares of capital stock or any equity interest in, or otherwise control, any corporation, partnership, joint venture or other entity or business other than the Subsidiaries.

      SECTION 4.2   Authority Relative to the Agreement.  The Corporation has
                    -----------------------------------
full power and authority to execute, deliver and perform this Agreement and the other documents contemplated herein, and no further corporate proceedings on the part of the Corporation is necessary to consummate the transactions contemplated hereby, which have been duly and validly authorized and approved by the Corporation's board of directors and shareholders. This Agreement has been duly and validly executed and delivered by the Corporation, and this Agreement constitutes the legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles.

      SECTION 4.3   No Violation.  Neither the execution, delivery nor
                    ------------
performance of this Agreement and the other documents contemplated herein, nor the consummation of the transactions contemplated hereby and thereby will, as of the date of this Agreement (i) violate any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to the Corporation and the Subsidiaries or the Major Shareholder, (ii) except as set out on Schedule 4.3, be in conflict with, result in a breach or termination
           ------------
of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, require the consent under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property of the Corporation or the Subsidiaries pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust, contract, lease or other agreement or understanding or any other restriction of any kind or character, to which any of the Corporation or the Subsidiaries is a party or by which any of the properties of the Corporation or the Subsidiaries are subject or bound, or (iii) conflict with or result in any breach of any provision of the charter documents or bylaws of the Corporation or the Subsidiaries.

      SECTION 4.4   Consents and Approvals.  Except as described on Schedule 4.4
                    ----------------------                          ------------
hereto, and except for termination of the waiting period under HSR Act, no prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, or any Governmental Authority, is required of or by the Corporation and the Subsidiaries in connection with the execution, delivery and performance by Corporation of this Agreement and their consummation of the transactions contemplated hereby.

      SECTION 4.5   Regulatory Reports.  Each of the Corporation and the
                    ------------------
Subsidiaries has filed all reports, registrations and statements, together with any amendments required to be made thereto, that are required to be filed with any Governmental Authority having jurisdiction over it except for those filings which, if not made, would not result in a Material Adverse Effect.

      SECTION 4.6   Financial Statements.  Attached hereto as Schedule 4.6 is
                    --------------------                      ------------
(a) a true and complete copy of the unaudited consolidated balance sheet of the Corporation and the Subsidiaries as of December 31, 1997 and the related consolidated statement of income , shareholders equity, and cash flows for the year then ended, which financial statements give effect to the acquisition of Nationwide Apartment Supply, Inc. and Fairview Wholesale Supply, Inc. (collectively, "NATIONWIDE") by the Corporation in 1997 as of the date of such acquisition (the "UNAUDITED 1997 FINANCIAL STATEMENTS") and (b) a true and complete copy of the draft pro forma consolidated results of operations for the year ended December 31, 1997 as though the Corporation had acquired Nationwide and the minority interests of the various Subsidiaries as of January 1, 1997 (the "DRAFT 1997 PRO FORMAS"). The audited consolidated balance sheet of the Corporation and the Subsidiaries as of December 31, 1997 and the related audited consolidated statements of income, shareholders equity and cash flows for the year then ended to be delivered to Investor on or prior to May 7, 1998 with Ernst & Young's unqualified opinion thereon (the "AUDITED 1997 FINANCIAL STATEMENTS") will not differ in any respect from the Unaudited 1997 Financial Statements. The final pro forma consolidated results of operations for the year ended December 31, 1997 as though the Corporation had acquired Nationwide and the minority interests of the various Subsidiaries as of January 1, 1997 to be delivered to Investor on or before May 8, 1998 with Ernst & Young's examination report thereon (the "FINAL 1997 PRO FORMAS") will not differ in any material adverse respect, with respect to the pro forma adjustments themselves, from the pro forma adjustments in the Draft 1997 Pro Formas. The consolidated balance sheet of the Corporation and the Subsidiaries as of December 31, 1996, and the consolidated statements of income, shareholders equity and cash flow for the years ended December 31, 1995 and December 31, 1996 to be delivered to Investor on or prior to May 5, 1998 which have been retroactively restated to reflect Major Shareholder's contribution to the Corporation of the San Antonio and Austin, Texas maintenance, repair and operation supplies business and the sale of the Corporation's Air Management air conditioning supply locations' net assets for cash (the "1996 AND 1995 RESTATED FINANCIAL STATEMENTS") will not differ in any material respect from the historical financial results for the same periods included in the Memorandum (as defined in Section 11.3 of this
                                                       ------------
Agreement). The unaudited consolidated balance sheet of the Corporation and the Subsidiaries as of March 31, 1998 and the related consolidated statements of income, shareholder's equity and cash flows for the three-month period ended March 31, 1998 reviewed by Ernst & Young are hereinafter referred to as the "MARCH 31, 1998 FINANCIAL STATEMENTS." Corporation has also provided Investor with true and complete copies of the audited consolidated balance sheet of the Corporation and the Subsidiaries (which do not reflect the acquisition of Nationwide and the acquisition of the minority interests of the Subsidiaries) as of December 31, 1993, 1994, 1995 and 1996 and the related audited consolidated statements of income, shareholders equity and cash flows for each of the years then ended (collectively, together with the Unaudited 1997 Financial Statements, the Draft 1997 Pro Formas and when delivered, the Audited 1997 Financial Statements, the Final 1997 Pro Formas, the 1996 and 1995 Restated Financial Statements and the March 31, 1998 Financial Statements are referred to as the "FINANCIAL STATEMENTS"). The Financial Statements fairly present, in all material respects, the consolidated financial condition of the Corporation and the Subsidiaries and the results of operations at the dates and for the periods indicated, have been prepared in accordance with GAAP applied on a consistent basis except as set out on Schedule 4.6 (except that the Unaudited 1997
                           ------------
Financial Statements and the March 31, 1998 Financial Statements are unaudited and therefore do not have certain notes otherwise required by GAAP), were prepared in accordance with the books and records of the Corporation and its Subsidiaries, and were prepared in accordance with regulation S-X promulgated under the Securities Act of 1933, as amended ("REGULATION S-X"). Except as set out in this Agreement or the schedules hereto, the Corporation and the Subsidiaries have no liabilities except as set out in the Financial Statements or arising in the ordinary course of business after December 31, 1997.

      SECTION 4.7   Absence of Changes.  Except as and to the extent set out on
                    ------------------
Schedule 4.7, or as expressly provided for in this Agreement, since December 31,
------------
1997, none of the Corporation nor the Subsidiaries have directly or indirectly:

          (a) made any amendment to its charter documents or bylaws or changed the character of its business in any material manner;

          (b) suffered any Material Adverse Effect;

          (c) entered into or amended, canceled or terminated any agreement, license, commitment or transaction, except in the ordinary course of business or except in connection with the transactions contemplated by this Agreement;

          (d) agreed, whether in writing or otherwise, to take any action the performance of which would change the representations contained in this
     Article IV in the future so that any such representation would not be true in all material respects as of the date of this Agreement;

          (e) made any declaration, setting aside, or payment of any dividend or other distribution in respect of its capital stock, or any direct or indirect redemption, recapitalization, purchase or other acquisition by it of such stock;

          (f) effected any increase in the compensation paid or payable by Corporation or any Subsidiary, other than in the ordinary course of business and consistent with past practices, to any of their respective directors, officers or employees, or entered into any employment, consulting or severance agreement, or any other agreement (or termination of, or amendment to any agreement), other than in the ordinary course of business and consistent with past practices, with any present or former director, officer or other employee of Corporation or any of its Subsidiaries;

          (g) effected any issuance, transfer, sale or pledge by Corporation or any Subsidiary of its capital stock or any other equity interest or of any commitments, options, warrants, rights or privileges under which Corporation or the Subsidiary is or may become obligated to issue any shares of its capital stock or any other equity interest;

          (h) incurred any liability, indebtedness, commitment or obligation (excluding intercompany transactions solely between the Corporation and the Subsidiaries), except such as may have been incurred or entered into in the ordinary course of business and consistent with past practices;

          (i) made or agreed to make any loan, capital contribution, or advance (excluding intercompany transactions solely between the Corporation and the Subsidiaries), or become liable or agreed to become liable as a guarantor with respect to any obligation of a third party except for advances to employees for reimbursable business expenses entered into in the ordinary course of business and consistent with past practices;

          (j) adopted, amended or entered into any bonus, profit sharing, stock option, pension, retirement, severance, deferred compensation or other employee benefit plan or agreement (including, without limitation, the grant of stock options, stock appreciation rights, performance awards or restricted stock awards);

          (k) entered into or committed to enter into any transaction between Corporation or the Subsidiaries, on the one hand, and any Related Party, on the other hand, other than purchases of supplies by Corporation from Century Air Conditioning Supply, Inc. as set out on Schedule 4.7;
                                                         ------------

          (l) effected any material change in the accounting methods, practices or policies followed by Corporation (other than as required by GAAP), any material increase in reserves or any material revaluation of any of their assets from those in effect during the past three fiscal years;

          (m) effected any acquisition (whether by merger, consolidation, acquisition of stock or assets or otherwise) of any corporation, partnership or other business organization or division thereof;

          (n) made any capital expenditure in excess of $1.0 million, other than in accordance with Corporation's capital expenditure budget for the fiscal year ending December 31, 1998, a copy of which is attached as Schedule
                                                                   --------
     4.7(n);
     ------

          (o) effected any change in any election for Tax purposes, or entered into any agreement (or amendment to any agreement) to (i) make or not make any election for Tax purposes, or (ii) claim or not claim any particular item of income, gain, loss, deductions or credit for tax purposes; or

          (p) made any agreement or commitment to do any of the foregoing.

      SECTION 4.8   Indebtedness.  The Corporation has delivered to Investor
                    ------------
true and complete copies of all loan documents related to the indebtedness of Corporation and the Subsidiaries. Schedule 4.8 hereto lists all indebtedness of
                                  ------------
the Corporation and the Subsidiaries to the Selling Shareholders.

      SECTION 4.9   Litigation.  Except as set out on Schedule 4.9, (a) there
                    ----------                        ------------
are no actions, suits, claims, investigations, reviews or other proceedings pending or, to the knowledge of the Corporation, threatened against the Corporation or any of the Subsidiaries or any Selling Shareholder or involving any of the employees, former employees, properties or assets of the Corporation or any of the Subsidiaries or any Selling Shareholder, at law or in equity or before or by any foreign, federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or other instrumentality or person or any board of arbitration or similar entity which could result in a Material Adverse Effect or could reasonably be expected to prevent, hinder or delay consummation of the transactions contemplated by this Agreement, declare the same unlawful or cause the rescission thereof, and (b) there are no judgments, decrees, injunctions, rules or orders of any Governmental Authority outstanding against the Corporation or any of the Subsidiaries or any Selling Shareholder which could result in a Material Adverse Effect.

      SECTION 4.10 Tax Matters.
                   -----------

          (a) Each of the Corporation and the Subsidiaries has timely filed, or will timely file, all Tax returns required to be filed by it prior to the Closing, and each of such returns is, or will be, correct and complete in all material respects.

          (b) All Taxes shown to be due on each of the Tax returns specified in
     Section 4.10(a) have been, or will be, timely and appropriately paid.
     ---------------

          (c) Reserves adequate for the payment of all Taxes of each the Corporation and the Subsidiaries with respect to any period or portion thereof ending on or prior to the date of this Agreement for which Tax returns have not yet been filed have been established, and such reserves will continue to be established with respect to any period or portion thereof ending on or prior to the Closing.

          (d) No liens for Taxes exist with respect to any assets or properties of any of the Corporation and the Subsidiaries, except for statutory liens for Taxes not yet due.

          (e) Except as set out in Schedule 4.10, none of the Tax returns of any
                                   -------------
     of the Corporation and the Subsidiaries have been audited or examined or is being audited or examined by any taxing authority.

          (f) Except as set out in Schedule 4.10, no assessment, audit or other
                                   -------------
     proceeding by any taxing authority is proposed, pending, or, to the knowledge of the Corporation, threatened with respect to any Taxes or Tax returns of any of the Corporation and the Subsidiaries.

          (g) Except as set out in Schedule 4.10, there are no outstanding
                                   -------------
     agreements, waivers, or arrangements extending the statutory period of limitations applicable to any claim for the period for the collection or assessment of any Taxes of any of the Corporation and the Subsidiaries due for any taxable period.

          (h) No consent to the application of Section 341(f)(2) of the Internal Revenue Code of 1986, as amended (the "CODE") has been made or filed by or with respect to any of the Corporation and the Subsidiaries or any of their assets and properties.

          (i) Except as set out in Schedule 4.10, the Corporation and the
                                   -------------
     Subsidiaries have not taken any action that would require an adjustment pursuant to Section 481 of the Code by reason of a change in accounting method or otherwise.

          (j) There have not been, nor will there be from the date of this Agreement through and including the Closing date, any payments, or any agreements to make payments, which are contingent upon, or related to, the transactions contemplated hereunder and which would be "EXCESS PARACHUTE PAYMENTS" under Section 280G of the Code.

          (k) The Corporation and the Subsidiaries are not a party to any tax sharing or tax allocation agreement.

          (l) The Corporation and the Subsidiaries have not executed or entered into any closing agreement pursuant to Section 7121 of the Code, or any predecessor provisions thereof or any similar provision of state or other law.

          (m) Schedule 4.10 of this Agreement sets forth (i) a list of each
              -------------
     Subsidiary which (A) filed, within the past five years, its return for federal income tax purposes as part of the consolidated return of which the Corporation, or any predecessor, was the parent corporation and (B) subsequently ceased filing its return as part of such consolidated return, and (ii) the last year in which each such Subsidiary so filed on a consolidated basis.

      SECTION 4.11 Employee Benefit Plans.
                   ----------------------

          (a) The Corporation has set out in Schedule 4.11 the names and current
                                             -------------
     base salaries for all employees of the Corporation and the Subsidiaries as of December 31, 1997 with base salaries in excess of $75,000 per annum.

          (b) The Corporation has delivered to Investor (i) copies of the health, dental and life insurance plans, bonus, deferred compensation, pension, profit sharing and retirement plans and all other employee benefit plans, programs or arrangements providing benefits for employees, former employees, officers, directors, agents, and consultants, whether or not the plan, program, or arrangement is subject to the Employee Retirement Income Security Act of 1974 ("ERISA"), of the Corporation and the Subsidiaries (the "BENEFIT PLANS"); (ii) a copy of the most recent favorable determination letter received with respect to a Benefit Plan from the Internal Revenue Service (if the Benefit Plan is intended to be a tax-qualified plan under the Code); (iii) the most recent annual report (Form
     5500) filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required); and (iv) the most recent summary plan description for each Benefit Plan for which a summary plan description is required.

          (c) If applicable, each of the Benefit Plans has been administered and maintained in material compliance with the requirements of ERISA, and, if applicable, the Code, and all other applicable laws. There is no "ACCUMULATED FUNDING DEFICIENCY" (as such term is defined in Section 302 of ERISA or Section 412 of the Code) with respect to a Benefit Plan that is an "EMPLOYEE PENSION BENEFIT PLAN" (as defined in Section 3(2) of ERISA, a "PENSION PLAN"), and there has been no application for waiver of the minimum funding standards imposed by Code Section 412 with respect to any such plan and no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current year of any Pension Plan. Except as provided in Schedule 4.11, the value,
                                                 -------------
     determined on a termination basis using the actuarial assumptions stated in the Pension Plan, of all accrued and ancillary benefits (whether or not vested) under each Pension Plan did not exceed, as of the most recent valuation date, and will not exceed as of the Closing Date, the then current fair market value of the assets of the plan.

          (d) All costs of administering and contributions required to be made to each Benefit Plan under the terms of that Benefit Plan, ERISA, Code or any other applicable law have been timely made, and all contributions are fully deductible in the year for which the contributions were made or accrued. There will be no material liability of the Corporation (or Subsidiary, whichever is applicable) under any insurance policy or similar arrangement procured in connection with any Benefit Plan in the nature of a retroactive rate adjustment, loss sharing arrangement, or other material liability arising wholly or partially out of events occurring before the Closing.

          (e) There are no pending or, to the knowledge of the Corporation, threatened claims by or on behalf of the Benefit Plans, the United States Department of Labor, the Internal Revenue Service, or by any current or former employee of the Corporation and the Subsidiaries or beneficiary of such current or former employee alleging a breach of any fiduciary duties or a violation of applicable state or federal law which could result in a Material Adverse Effect (other than benefit claims and funding obligations in the ordinary course of business and qualified domestic relations orders (as defined in Section 414(p) of the Code)), nor is there any reasonable basis for any such claim. As of the date of this Agreement, there are no investigations, proceedings, or lawsuits, either currently in progress or, to the knowledge of the Corporation, expected to be instituted in the future, relating to any Benefit Plan, by any administrative agency, whether local, state, or federal; with respect to any investigations, proceedings and lawsuits instituted after the date of this Agreement, the representations and warranties of the Corporation will only be breached if such investigations, proceedings, and lawsuits could result in a Material Adverse Effect. The Corporation and the Subsidiaries have never established, maintained, or contributed to, or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any "MULTIEMPLOYER PLAN" (as defined in Section 3(37) of ERISA). The Corporation and the Subsidiaries have not suffered or otherwise caused a "COMPLETE WITHDRAWAL" or "PARTIAL WITHDRAWAL," as such terms are respectively defined in Sections 4203 and 4205 of ERISA, from any Pension Plan that is a multiemployer plan.

          (f) For purposes of this Section 4.11, the terms "CORPORATION" and
                                   ------------
     "SUBSIDIARIES" shall include any entity that is aggregated with either of them under Code Section 414(b), (c), (m), or (o).

          (g) Except as provided in Schedule 4.11, neither the Corporation nor
                                    -------------
     any of the Subsidiaries maintains any plan that provides (or will provide) medical or death benefits to one or more former employees (including retirees), other than benefits that are required to be provided pursuant to Code Section 4980B or state law continuation coverage or conversion rights.

          (h) Except as provided in Schedule 4.11, none of the Benefit Plans or
                                    -------------
     employment contracts with the Corporation or any of the Subsidiaries provide any benefits that become payable solely as a result of the consummation of this transaction.

          (i) None of the persons performing services for the Corporation or any of the Subsidiaries have been improperly classified as independent contractors, leased employees, or as being exempt from the payment of wages for overtime in a manner which has created or could create a material liability.

      SECTION 4.12 Employment Matters.  Except as disclosed on Schedule 4.12,
                   ------------------                          -------------
for the five years preceding the date of this Agreement, neither of the Corporation nor any of the Subsidiaries or Selling Shareholders are or have been a party to any contracts, collective bargaining agreements, settlement agreements, or arrangements granting benefits or rights to employees or consultants, or any settlement conciliation agreement or back pay order with the Department of Labor, the Equal Employment Opportunity Commission or any Governmental Authority which requires equal employment opportunities or affirmative action in employment. There are no civil rights charges of any kind or charges of unfair labor practice complaints pending against the Corporation or any of the Subsidiaries or Selling Shareholders before the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable Governmental Authority. There are no union election petition, strikes, slowdowns, work stoppages, lockouts, or to the knowledge of the Corporation, threats thereof, by or with respect to any employees of the Corporation or any of the Subsidiaries. The Corporation and each of the Subsidiaries are in compliance in all material respects with all applicable laws respecting employment practices, employee health, safety or welfare, employee documentation, terms and conditions of employment and wages and hours and is not and has not engaged in any unfair labor practice which could have a Material Adverse Effect.

      SECTION 4.13 Patents, Trademarks and Copyrights.
                   ----------------------------------

          (a) Schedule 4.13 hereto sets forth a complete list of all registered
              -------------
     (and material unregistered) trademarks, trade names, product identifiers and/or trade dresses of any type whatsoever which is, has been or is presently planned to be used in the business (the "TRANSFERRED TRADEMARKS"). Except as set out on Schedule 4.13, (a) each of the
                                         -------------
     Transferred Trademarks is valid and the subject of an application for registration on the Principal Register of the United States Patent and Trademark Office in the name of the person or entity identified, (b) as of the date of this Agreement, Corporation has no knowledge of any infringement of the Transferred Trademarks by others, (c) the continued use of the Transferred Trademarks in the business (as the business has heretofore been conducted and as currently planned) will not result in any infringement of the rights of others in the United States, (d) the person or entity identified on Schedule 4.13 is the sole and legal owner of the
                             -------------
     Transferred Trademarks in the United States and, as of the date of this Agreement, such owner has no knowledge of any claim by any other person that such other person is the legal owner of such Trademarks, (e) no license or right to use any Transferred Trademark has been granted to any other person, and (f) each of Transferred Trademarks registered in the United States is and has been in use in interstate commerce since the date of first use in the application or any non-use of such trade mark is excused under the law.

          (b) Neither the Corporation nor any of its Subsidiaries has any copyright registrations or patents which are, individually or collectively, material to the conduct of the business.

          (c) The Corporation has valid and enforceable contracts with each and every employee, consultant and/or contractor of the Corporation and its Subsidiaries which vests with the Corporation all rights in any invention, copyright and/or trade secret which relates to the business of the Corporation to the fullest extent permitted by law and also protects the trade secrets and/or proprietary information of the Corporation and its Subsidiaries to the fullest extent permitted by law.

      SECTION 4.14 Environmental Matters.   Except as set out on Schedule 4.14,
                   ---------------------                         -------------
with respect to any real property currently or previously owned, operated or leased by the Corporation and the Subsidiaries (the "PROPERTIES"):

          (a) There are no environmental conditions or circumstances, such as the discharge, transportation, disposal, presence treatment, release or threatened release of any hazardous substance, on from, at, under or about any Properties which could, individually or in the aggregate, have a Material Adverse Effect or materially and adversely affect the value of, or operations conducted at any such Property;

          (b) The Corporation and the Subsidiaries have in full force and effect all material environmental permits, licenses, approvals and other authorizations required to conduct their operations and are operating in material compliance thereunder;

          (c) The operations and use of the assets of each of the Corporation and the Subsidiaries including, without limitation, the Properties, do not violate, and neither the Corporation nor the Subsidiaries has any liability under any applicable federal, state or local law, statute, ordinance, rule, regulation, consent decree, judgment order or notice requirement pertaining to (a) the environment, and/or health and safety including natural resources or any activity which affects the environment, or (b) the regulation of any pollutants, contaminants, waste, substances (whether or not hazardous or toxic), petroleum, petroleum-based products, asbestos, PCB, and any and all other substances or wastes regulated under any laws, statute, ordinance or regulation; including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. (S) 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. (S) 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. (S) 1609 et seq.) the Clean Water Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. (S) 7401 et seq.), the Toxic Substances Control Act (17 U.S.C. (S) 2601 et seq.), the Safe Drinking Water Act (42 U.S.C.
     (S) 201 and (S) 300f et seq.), the Rivers and Harbors Act (33 U.S.C. (S) 401 et seq.), the Oil Pollution Act (33 U.S.C. (S) 2701 et seq.) and analogous, foreign, state and local provisions, as any of the foregoing may have been amended or supplemented from time to time (collectively the "APPLICABLE ENVIRONMENTAL LAWS") except for such violations which would not result in a Material Adverse Effect;

          (d) None of the operations, assets or Properties of the Corporation and the Subsidiaries have ever been conducted or used in such a manner as to constitute a violation of any of the Applicable Environmental Laws which would result in a Material Adverse Effect;

          (e) No notice has been served on the Corporation and the Subsidiaries from any entity, Governmental Authority or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws nor are there any consent decrees, other decrees, consent orders, administrative orders or other administrative or judicial requirements outstanding under any Applicable Environmental Law naming the Corporation and the Subsidiaries as a person that may have liability regarding any of the Properties; and

          (f) There are no underground storage tanks located on the Properties and there are no claims against the Corporation and the Subsidiaries associated with any underground storage tanks previously located on the Properties existing, or to the knowledge of Corporation, threatened which claims could result in a Material Adverse Effect.

          (g) Investor has been provided with an opportunity to review true, correct and complete copies of all significant correspondence, notices, contingency plans, consent decrees, audits, assessments, studies, judgments and pleadings relating to any environmental condition or circumstance affecting the Corporation, the Subsidiaries or any Property.

      SECTION 4.15 Title to Properties; Encumbrances.  Schedule 4.15 contains a
                   ---------------------------------   -------------
list of all real property which is owned, leased or operated by the Corporation and the Subsidiaries (collectively, the "REAL PROPERTIES"). Except for goods and other property sold, used or otherwise disposed of in the ordinary course of business for fair value, each of the Corporation and the Subsidiaries has good and indefeasible title to all of its properties, interests in properties, and assets (whether real, personal or mixed, tangible and intangible), reflected in
Schedule 4.15 and the Financial Statements.  None of such property is subject to
-------------
any Encumbrance except (i) as described in Schedule 4.15 and the Financial
                                           -------------
Statements; (ii) for liens for Taxes, assessments or governmental charges or levies which are not delinquent; and (iii) for Encumbrances which do not materially impair the operations of the Corporation or materially detract from the value or use of the property subject thereto. Investor has been provided with true, correct and complete copies of all leases affecting the Real Properties, all of such leases are in full force and effect and constitute the binding obligation of the Corporation or the Subsidiaries, as the case may be, and no default has occurred under any such leases.

      SECTION 4.16 Sufficiency of Assets.  The buildings, plants, structures,
                   ---------------------
equipment, real properties, personal properties, and vehicles of the Corporation and the Subsidiaries constitute all of the assets of the Corporation and the Subsidiaries, and are sufficient for the continued conduct of the Corporation's and the Subsidiaries' business after the Closing in substantially the same
manner as conducted prior to the date of this Agreement.   Except as set out on
Schedule 4.16, the software and hardware used in the management information
-------------
systems of the Corporation and its Subsidiaries (including its recently installed system) will not fail to operate in any material respect on or after January 1, 2000 due to software or hardware coded to read "00" in a date as the year 1900.

      SECTION 4.17 Permits and Licenses.  Except as set out in Schedule 4.17,
                   --------------------                        -------------
each of the Corporation and the Subsidiaries has all permits, licenses, certificates and authorities from Governmental Authorities required to conduct its business as now being conducted (collectively, the "LICENSES"), and the consummation of the transactions contemplated by this Agreement will not constitute a violation of any such License which would result in a Material Adverse Effect. Such Licenses are in full force and effect unimpaired by any act or omission of the Corporation or any Subsidiaries, or their employees or agents, have not been suspended or revoked, and each of the Corporation and the Subsidiaries has complied with, and will continue to comply with, their terms until Closing, except for any failure to comply which would not result in a Material Adverse Effect, and neither the Corporation, nor any of the Subsidiaries or Selling Shareholders, has been notified by a Governmental Authority that such authority intends to cancel, terminate or modify any of such Licenses.

      SECTION 4.18 Agreements, Contracts and Commitments.  Except as described
                   -------------------------------------
in Schedule 4.18, the Corporation and the Subsidiaries are not a party to or
   -------------
bound by (i) any written or oral contract, agreement or commitment which involves or may involve aggregate future payments (whether in payment of a debt, as a result of a guarantee or indemnification, for goods or services or otherwise) by or to the Corporation or any Subsidiary of $50,000 or more and which is not, by its terms, terminable by the Corporation and the Subsidiaries without penalty or payment on

30 days notice or less, (ii) each contract, agreement or commitment, whether or not fully performed, pursuant to which the Corporation or any Subsidiary has acquired or disposed of a material portion of its business or assets at any time since December 31, 1995, or (iii) any non-competition or secrecy agreement, any loan or credit agreement, security agreement, indenture, mortgage, pledge, conditional sale or title retention agreement, lease, purchase agreement or other instrument evidencing indebtedness (other than equipment purchases or lease agreements entered into in the ordinary course of business), or any sales representative, partnership, joint venture, joint operating or similar agreement, or any other executory contract or agreement which is material to the Corporation and the Subsidiaries, considered as a whole. Each of the contracts and agreements which are required to be identified on Schedule 4.18 pursuant to
                                                      -------------
(i), (ii) and (iii) above are hereinafter referred to as the "MATERIAL CONTRACTS." Each of the Material Contracts is a valid, binding and enforceable agreement of the Corporation or the Subsidiary, as the case may be, and, to the knowledge of the Corporation, the other parties thereto. The Corporation and the Subsidiaries have not breached any material provision of, and are not in default in any material respect under the terms of, any of the Material Contracts, and to the knowledge of the Corporation, no event has occurred which, after notice or lapse of time or both, would constitute such a material default under the terms of any Material Contract. To the knowledge of the Corporation, there does not exist any event that, with the giving of notice or the lapse of time or both, would constitute a material breach of or a material default under any such Material Contract by any third party to such contracts, and neither the Corporation nor any of the Subsidiaries has received or been given notice of any such breach, default or event.

      SECTION 4.19 Compliance with Law.  The Corporation and the Subsidiaries
                   -------------------
are, and at all times since January 1, 1993, have been, in compliance in all respects with any Law applicable to them or to the conduct and operation of their business or the ownership or use of any of their assets, except to the extent which such non-compliance would not result in any Material Adverse Effect.

      SECTION 4.20 Insurance.  Schedule 4.20 sets forth a true and complete list
                   ---------   -------------
of all policies of insurance to which the Corporation and or the Subsidiaries are a party or under which the Corporation and the Subsidiaries are currently covered. Copies of all such policies have been made available to Investor for its inspection. The Corporation and the Subsidiaries have in effect insurance coverage with responsible insurance carriers which in respect of the amounts, types and risks insured, is customary in the type of business in which they are engaged, are in full force and effect through the Closing and, except as otherwise set out on Schedule 4.20, such policies, or other policies covering
                     -------------
the same risks, have been in full force and effect, without gaps, continuously for the past five years. Neither the Corporation nor any Subsidiary is in default under any of such policies or binders and, to the knowledge of the Corporation, none has failed to give any notice or to present any claim under such policy or binder in a due and timely fashion.

      SECTION 4.21 Disclosure.  No representation or warranty regarding
                   ----------
Corporation or the Subsidiaries made in Article IV of this Agreement and no statement in the Schedules omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

      SECTION 4.22 Brokers Commission or Finder's Fee.  Neither the Corporation
                   ----------------------------------
nor any of the Subsidiaries or Selling Shareholders has retained any broker or finder (other than Salomon Smith Barney) or agreed to become obligated to pay any fee or commission to any broker or finder

(other than fees and commissions payable to Salomon Smith Barney pursuant to that certain agreement (the "SALOMON ENGAGEMENT LETTER") dated as of August 25, 1997, between the Corporation and Salomon Smith Barney) for or on account of the transactions contemplated by this Agreement. The payment of the fees and commissions payable to Salomon Smith Barney will be paid by the Surviving Corporation pursuant to the terms of Section 11.1 of this Agreement.
                                     ------------

      SECTION 4.23 Transactions with Affiliates.  Except as set out on Schedule
                   ----------------------------                        --------
4.23, no officer, director, employee or shareholder of the Corporation or any
----
Subsidiary nor any member of any such person's immediate family or any entity in which any of the foregoing has an interest (collectively, a "RELATED PARTY") is presently, or within the last year has been, a party to any transaction or arrangement with the Corporation or any Subsidiary, including, without limitation, any contract, lease or other agreement (a) providing for the furnishing of services or assets by, (b) providing for the rental of real property from, or (c) otherwise requiring payments to (other than for (i) dividends or distributions to any shareholder in his or her capacity as such or
(ii) compensation to any officer, director or employee in his or her capacity as such) such Related Party.  Each such transaction shown on Schedule 4.23 is on
                                                          -------------
terms no less favorable to the Corporation or such Subsidiary than could be obtained from an unaffiliated third party, except as set out on Schedule 4.23.
                                                                -------------
As of the date of this Agreement, all liabilities owed by Century Air Conditioning, Inc. ("CAC") to the Corporation, other than liabilities incurred in the ordinary course of business, the approximate amount of which is set out on Schedule 4.23, have been paid in full.
   -------------

                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

     Investor makes the representations and warranties set out in this Article V
                                                                       ---------
to Selling Shareholders.

      SECTION 5.1   Organization and Authority. Investor is a Delaware
                    --------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Investor has all requisite corporate power and authority to carry on its business as it is now being conducted, to own, lease and operate its properties and assets, and to perform all of its obligations under the agreements and instruments to which it is a party or by which it is bound. Investor is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the properties and assets owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

      SECTION 5.2   Authority Relative to the Agreement.  Investor has full
                    -----------------------------------
corporate power and authority to execute, deliver and perform this Agreement and the other documents contemplated herein, and no further corporate proceedings on the part of Investor is necessary to consummate the transactions contemplated hereby, which have been duly and validly authorized and approved by the board of directors and shareholders of Investor. This Agreement has been duly and validly executed and delivered by Investor, and this Agreement constitutes the legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles.

      SECTION 5.3   No Violation.  Neither the execution, delivery nor
                    ------------
performance of this Agreement or the other documents contemplated herein, nor the consummation of all of the transactions contemplated hereby and thereby will, as of the date of this Agreement, (a) violate any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to Investor which would result in a Material Adverse Effect, (b) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, require the consent under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of Investor pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust, contract, lease or other agreement or understanding or any other restriction of any kind or character, to which Investor is a party or by which any of its assets or properties are subject or bound, and which in each case would result in a Material Adverse Effect, or (c) conflict with or result in any breach of any provision of the charter documents or bylaws of the Investor.

      SECTION 5.4   Consents and Approvals.  Except for termination of the
                    ----------------------
waiting period under the HSR Act, no prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, or any Governmental Authority, is required of or by Investor in connection with the execution, delivery and performance by Investor of this Agreement and their consummation of the transactions contemplated hereby.

      SECTION 5.5   Financing.  Investor has available the funds necessary to
                    ---------
pay the Cash Merger Consideration, the Preferred Stock Merger Consideration, the Cash Option Consideration and the payment of expenses by the Surviving Corporation as set out in Section 11.1 of this Agreement or has funding
                          ------------
commitments for financing therefor on terms and conditions which are fully disclosed on Schedule 5.5 of this Agreement.
             ------------

      SECTION 5.6   Brokers Commission or Finder's Fee.  Investor has not
                    ----------------------------------
retained any broker or finder or agreed to become obligated to pay any fee or commission to any broker or finder for or on account of the transactions contemplated by this Agreement.

                                   ARTICLE VI
                            COVENANTS OF CORPORATION

      SECTION 6.1   Affirmative Covenants of Corporation.  For so long as this
                    ------------------------------------
Agreement is in effect, except as specifically contemplated by this Agreement, the Corporation shall, from the date of this Agreement to the Closing, and shall cause the Subsidiaries to:

          (a) operate and conduct their business in the ordinary course of business consistent with past practice;

          (b) use good faith and reasonable efforts to preserve intact their corporate existence, goodwill, business reputation, business organization, assets, licenses, permits and authorizations;

          (c) comply with all material contractual obligations applicable to their operations;

          (d) use good faith and reasonable efforts to maintain all their properties in good repair, order and condition, reasonable wear and tear excepted;

          (e) in good faith and in a timely manner (i) cooperate with Investor in satisfying the conditions in this Agreement, (ii) assist Investor as promptly as practicable in obtaining all consents, approvals, authorizations and rulings whether regulatory, corporate or otherwise, as are necessary for Investor and the Corporation to carry out and consummate the transactions contemplated by this Agreement, and (iii) furnish information concerning it not previously provided to Investor required for inclusion in any filings or application that may be necessary in that regard;

          (f) use good faith and reasonable efforts to keep available the services of its officers and employees and to preserve the relationships that it currently maintains with its customers, suppliers, distributors and other persons having business dealings with the Corporation and the Subsidiaries;

          (g) maintain its books, accounts and records consistent with past practices and policies and in accordance with GAAP;

          (h) maintain its existing insurance policies covering it, unless comparable insurance is substituted theretofore, and not take any action to terminate or modify those insurance policies;

          (i) cooperate with Investor and use commercially reasonable efforts to take, or cause to be taken, all action reasonably requested by Investor in connection with the financing of the transactions contemplated by this Agreement, and to treat the transactions contemplated by this Agreement as a recapitalization for financial reporting purposes, including, without limitation, assisting Investor with any presentation to Investor's and its accountants and financing sources as well as any regulatory authority;

          (j) give prompt written notice to Investor of the commencement of any action, suit, proceeding or investigation or the assertion of any claim or threat to commence any action, suit, proceeding or investigation that challenges the Merger or the transactions contemplated by this Agreement or would result in a Material Adverse Effect, if adversely decided, and keep Investor promptly informed as to any developments in any pending action, suit, proceeding or investigation.

     In connection with its obligations under subparagraph (e) of this Section
                                                                       -------
6.1, and in connection with its negotiations for consents, the Corporation may
---
not offer or consent to any modification or amendment of any lease, or other contract without Investor's prior written consent. The Corporation shall keep Investor apprised of its progress in obtaining such consents.

      SECTION 6.2   Negative Covenants of Corporation.  Except with the prior
                    ---------------------------------
written consent of Investor or as otherwise specifically permitted by this Agreement, the Corporation will not, from the date of this Agreement to the Closing, and will cause the Subsidiaries not to, directly or indirectly:

          (a) make any amendment to their charter documents or bylaws;

          (b) make (i) any change in their accounting practices or policies, except as may be required by applicable law or regulation, or make any material revaluation of any of their respective assets, including without limitation, any material writeoff, increases in any reserves (including any reserve for taxes payable), or any writeoff of the value of inventory, property, plant, equipment or any other asset or material increase or change any assumptions underlying, or methods of calculating, any bad debt, contingency or other reserves except in the ordinary course of business consistent with past practice, (ii) any material change to its rebate or discount programs, (iii) any material change to its promotion and/or advertising programs, or (iv) any material change to its inventory policies or practices.

          (c) make any change in the number of shares of the capital stock issued and outstanding, or issue, redeem or purchase, or reserve for issuance, grant, sell or authorize the issuance of any shares of their capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of their capital stock;

          (d) contract to create any obligation or liability, except in the ordinary course of business;

          (e) contract to create or permit to exist any mortgage, pledge, lien, security interest or encumbrances, restrictions, or charge of any kind (other than capital leases and statutory liens for which the obligations secured thereby shall not become delinquent), except to the extent that such mortgage, pledge, lien, security interest or encumbrance, restriction or charge of any kind is incurred pursuant to the Corporation's credit facilities in effect on the date of this Agreement or pursuant to the Corporation's purchase of equipment in accordance with the capital budget set out on Schedule 4.7(n) hereto;
                ---------------

          (f) waive any material right under or cancel any material contract, lease, commitment, option or agreement, or (without payment in full) any material note, loan or other obligation owing to the Corporation,;

          (g) except for sales of inventory and obsolete equipment in the ordinary course of business consistent with past practice, sell, lease, transfer, distribute, or otherwise dispose of any of its properties or enter into any agreement to do any of the foregoing;

          (h) grant any increase in compensation or pay or agree to pay or accrue any bonus or like benefit to or for the credit of any director or officer; except in the ordinary course of business consistent with past practices, grant any increase in compensation or pay or agree to pay or accrue any bonus or like benefit to or for the credit of any employee; enter into any employment, consulting or severance agreement or other agreement with any current or prospective director, officer or employee which does not permit termination "at will" by the Corporation; or adopt, amend or terminate any Benefit Plan or change or modify the period of vesting or retirement age for any participant of such a plan;

          (i) except as otherwise provided herein declare, pay or set aside for payment any dividend or other distribution or payment in respect of shares of their capital stock;

          (j) dissolve, liquidate, reorganize, recapitalize, merge, consolidate or otherwise make any change in their capital stock, capital structure, corporate structure or existence;

          (k) make any investment in any person or entity, whether by loan or advance, purchase of stock or other securities or contributions to capital;

          (l) enter into or commit to enter into transaction between the Corporation or a Subsidiary, on the one hand, and any Related Party, on the other hand;

          (m) guaranty the obligations of any third party (other than a Subsidiary);

          (n) incur any indebtedness other than pursuant to its presently existing credit facility and the lease facilities set out in Schedule 4.18E
                                                                  --------------
     hereto, in each case in the ordinary course of business consistent with past practice;

          (o) settle any material litigation or similar proceeding involving the Corporation, any Subsidiary or any Selling Shareholder;

          (p) take any action which would result in a breach of the representations and warranties contained in Article IV of this Agreement,
                                                 ----------
     such that the same will not be true and correct on the Closing Date; or

          (q) enter into any agreement, plan or commitment to do any of the foregoing.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

      SECTION 7.1   Continuing Employees and Employee Benefit Plans.
                    -----------------------------------------------

          (a) The Corporation and the Investor agree that the Corporation will continue after the Effective Time to employ each employee employed by the Corporation and the Subsidiaries in connection with the conduct of the business of the Corporation and the Subsidiaries on the Closing Date (the "CONTINUING EMPLOYEES") on substantially the same terms and conditions as those enjoyed by such Continuing Employees immediately prior to the Closing Date; provided, however, this paragraph shall not effect any employment-at-will status of any such Continuing Employee or confer on any employee the right to remain in the Corporation's employ for any specified period after the Closing Date.

          (b) Effective as soon as administratively practicable after the Closing Date, the participation of the Corporation and the Subsidiaries in the Century Air Supply, Inc. 401(k) Plan (the "CENTURY 401(k) PLAN") shall be restated by Corporation as a new plan (the "CORPORATION 401(k) PLAN") that is substantially similar to the Century 401(k) Plan for the benefit of the Continuing Employees and their beneficiaries. The Continuing Employees shall become participants in the Corporation's 401(k) Plan as of its effective date without a gap or lapse (from the Century 401(k) Plan) in coverage, time or effect of an employee plan and trust which are qualified and exempt under applicable provisions of the Code. The Continuing Employees shall have all the rights and obligations under the Corporation 401(k) Plan that are substantially similar to their rights and obligations under the Century 401(k)

     Plan. All account balances transferred from the trust maintained in connection with the Century 401(k) Plan to the trust maintained in connection with the Corporation 401(k) Plan which are 100% vested and nonforfeitable under the Century 401(k) Plan shall be 100% vested and nonforfeitable as of the Closing Date. The Corporation 401(k) Plan shall be intended to meet the requirements for qualification under Sections 401(a) and 401(k) of the Code and the trust maintained in connection with the Corporation 401(k) Plan shall be intended as tax exempt under Section 501(a) of the Code. The Corporation agrees to file for a determination letter from the Internal Revenue Service, to the effect that the Corporation 401(k) Plan is qualified under Section 401(a) of the Code and its trust is tax exempt under Section 501(a) of the Code, within 60 days from the effective date of the Corporation 401(k) Plan. The Corporation 401(k) Plan shall provide that all service credited to the Continuing Employees under the Century 401(k) Plan shall be credited for all purposes, including eligibility and vesting, under the Corporation 401(k) Plan. The Corporation agrees to establish under Corporation 401(k) Plan such arrangements as are necessary to permit any Continuing Employee to provide for payroll withholding for purposes of repaying any loan under the Century 401(k) Plan that is transferred to the Corporation 401(k) Plan trust. Coincident with establishment of Corporation 401(k) Plan, Corporation agrees to enter into a "spin-off agreement", that is reasonably satisfactory to Corporation, with the plan sponsor and the trustee of the Century 401(k) Plan and the trustee of the Corporation 401(k) Plan, to record and effectuate the transfer of plan assets from the Century 401(k) Plan trust to the Corporation 401(k) Plan trust for the benefit of the Continuing Employees and their beneficiaries. As soon as administratively possible following the receipt of a determination letter from the Internal Revenue Service (to the effect that the Century 401(k) Plan is qualified under Section 401(a) of the Code and its trust is tax exempt under Section 501(a) of the Code), a copy of that determination letter shall be furnished to Investor and FSEP IV. In no event will the Corporation 401(k) Plan be required to accept any assets from the Century 401(k) Plan prior to the Corporation's receipt of the determination letter.

          (c) The Corporation agrees to provide or continue coverage on and after the Closing Date to Continuing Employees and their dependents who participate in, or are eligible to participate in, any medical, dental, vision, short- and long-term disability, life insurance, business, travel, accident and other employee benefit plans and programs (collectively, "CORPORATION WELFARE PLANS") on substantially the same terms and conditions as provided to the Continuing Employees and their dependents immediately prior to the Closing for a period of one (1) year following the Closing Date. All waiting periods and pre-existing condition clauses shall be waived or limited under the Corporation Welfare Plan with respect to such Continuing Employees and their dependents to the extent they had been waived or limited under the similar plans of the Corporation immediately prior to the Closing Date. In addition, the Corporation shall cause the Corporation Welfare Plans to recognize and credit any out-of-pocket expenses incurred by such Continuing Employees and their dependents during the portion of the respective plan year through the Closing Date for purposes of determining their deductibles, out-of-pocket maximums and other limits as benefits under the Corporation Welfare Plans; it being the purpose of this paragraph to provide the Continuing Employees and their dependents under the Corporation Welfare Plans with substantially the same rights and benefits that they had under similar plans of the Corporation immediately prior to the Closing Date. The Corporation will permit Continuing Employees to schedule and take accrued and earned but unused vacation days with pay as of the Closing Date, in accordance with the applicable vacation policies as in effect on the Closing Date, and the Corporation shall assume that liability therefor.

          (d) The Corporation, the Subsidiaries, the Investor and the Selling Shareholders shall cooperate with each other in all respects relating to any actions to be taken pursuant to this Article VII.

     SECTION 7.2   Access To, and Information Concerning, Properties and
                   -----------------------------------------------------
     Records.
     -------

          (a) During the pendency of the transactions contemplated hereby, the Corporation shall, to the extent permitted by law, give Investor, its legal counsel, accountants and other representatives access, upon reasonable request and at reasonable times, throughout the period prior to the Closing, to all of such Corporation's and the Subsidiaries' properties, books, contracts and records, permit Investor and such representatives to make such inspections as they may reasonably require and furnish to Investor and such representatives during such period all such information concerning the Corporation and the Subsidiaries and their affairs as they may reasonably request. The Corporation shall use commercially reasonable efforts to obtain Ernst & Young's consent to permit Investor to review Ernst & Young's work papers relating to the financial statements referenced in Section 4.6.
        -----------

          (b) Notwithstanding any other provisions of this Agreement, neither Investor nor any of its respective agents or representatives shall perform any investigation or study of the real property of the Corporation and the Subsidiaries which may involve the intrusive or destructive sampling or analysis or chemical testing of any portion of such property or its improvements, including without limitation, of any soil, water or groundwater on, under or about such real property ("PHASE II INVESTIGATION"), without first (a) submitting to Corporation a detailed description of (i) the work to be performed as part of the Phase II Investigation, (ii) the persons to undertake such Phase II Investigation, and (iii) the types and amount of insurance coverage maintained by such persons, and (b) obtaining the prior written consent of the Corporation as to such matters, which shall not be unreasonably withheld. The Corporation may grant such consent subject to such terms, conditions or restrictions as the Corporation may reasonably require.

          (c) All information disclosed by Corporation to Investor shall be held strictly confidential by Investor and its representatives and used solely for purposes of evaluating the transactions contemplated hereby. In the event this Agreement is terminated pursuant to the provisions of Article IX of this Agreement, upon the written request of Corporation, Investor agrees to return to Corporation all copies of such confidential information, together with all extracts or other reproductions thereof in the possession of Investor or its representatives. It is understood that confidential information shall not include the following:

               (i) Information that becomes generally available to the public other than as a result of a disclosure by Investor, its representatives or its agents;

               (ii) Information that was in the possession of Investor or its representatives prior to disclosure by the Corporation and the Subsidiaries, or their representatives or agents;

               (iii) Information Investor is required to disclose pursuant to law or order of any court of competent jurisdiction, provided in the event of any such proposed disclosure, Investor shall give Corporation prior written notice and opportunity to object to any such disclosure to the extent permitted by law;

               (iv) Information relevant to any legal proceeding between Investor and the Corporation or Selling Shareholders; or

               (v) Information that becomes available to Investor or its representatives on a non-confidential basis from a source other than the Corporation and the Subsidiaries, or their representatives or agents.

          (d) In the event this Agreement is terminated pursuant to the provisions of Article IX of this Agreement, Investor agrees that it will not hire any officers, directors, branch managers or salespersons of Corporation and the Subsidiaries for a period of two years after the date of this Agreement.

      SECTION 7.3   Good Faith Efforts.  All parties hereto agree that the
                    ------------------
parties will use their reasonable good faith efforts to secure all third-party or regulatory approvals necessary to consummate the transactions contemplated hereby and other transactions provided herein and to satisfy the other conditions to Closing contained herein as soon as reasonably practicable. Each party agrees to make copies of its respective regulatory filings and related correspondence to regulatory agencies available to the other parties.

      SECTION 7.4   HSR Filing.  Within seven days after the execution of this
                    ----------
Agreement, each of Investor and Corporation shall file, or cause to be filed, the Notification and Report Form pursuant to the applicable provisions of the HSR Act.

      SECTION 7.5   Exclusive Nature of Agreement.  Prior to the Closing, or
                    -----------------------------
such earlier date on which this Agreement is terminated in accordance with its terms, the Selling Shareholders, the Corporation and the Subsidiaries and their respective officers, employees, agents, representatives and trustees will not, directly or indirectly, solicit from any person, or otherwise encourage any person to make, any inquiries or proposals, or furnish information, relating to the acquisition, in whole or in part, of the assets or securities of the Corporation and its Subsidiaries (an "ACQUISITION PROPOSAL") or engage in any negotiations or enter into any agreement or understanding with any person (other than Investor) regarding an Acquisition Proposal. The Selling Shareholders will not furnish any information concerning the Corporation and its Subsidiaries to any person other than Investor and FSEP IV for the purpose of, or with the intent of, permitting such person or entity to evaluate a possible Acquisition Proposal. The Selling Shareholders and/or the Corporation and its Subsidiaries will notify Investor immediately of any Acquisition Proposal and will disclose the terms of the Acquisition Proposal and identity of the party making the Acquisition Proposal.

      SECTION 7.6   Accounting Treatment.  The Corporation shall use
                    --------------------
commercially reasonable efforts, and take all reasonably necessary steps requested by Investor (and at Investor's expense), in order to obtain the recording of the Merger as a recapitalization for financial reporting purposes, including, without limitation, to assist Investor and its affiliates with any presentation to Investor's and the Corporation's accountant or any applicable regulatory authority with regard to such recording.

     SECTION 7.7   Payment Approvals.  The Major Shareholder shall cause the
                   -----------------
shareholders of the Corporation to approve, in accordance with the requirements of Section 280G(b)(5)(B) of the Code, any payments which are contingent upon, or related to, the transactions contemplated hereunder and which could be "excess parachute payments" for Federal income tax purposes under Section 280G of the Code.

     SECTION 7.8   Additional Financial Statements.  The Corporation shall
                   -------------------------------
deliver to Investor (a) the Audited 1997 Financial Statement on or before May 7, 1998, (b) the Final 1997 Pro Formas and the 1996 and 1995 Restated Financial Statements on or before May 8, 1998, and (c) the March 31, 1998 Financial Statements on or before May 15, 1998. Prior to the Effective Time, the Corporation will provide to Investor, as soon as practicable but in any event no later than 30 calendar days after the end of each month, unaudited financial statements, which include a consolidated balance sheet of Corporation and the Subsidiaries as of the end of such month and the related consolidated statements of income for the month then ended.

     SECTION 7.9   Tax Matters.
                    -----------

          (a) Tax Indemnity. Notwithstanding any other provisions of this Agreement, from and after the Closing, the Major Shareholder, subject to
     Section 10.2(a)(i) of this Agreement, but not subject to the limitation in
     ------------------
     Section 10.2(a)(ii), shall indemnify and hold harmless the Corporation and
     -------------------
     the Subsidiaries (the "IDENTIFIED PARTIES") against the following Taxes, but only for Taxes in excess of the sum of Taxes paid by the Corporation and the Subsidiaries prior to December 31, 1997, Taxes accrued as current Taxes payable on the December 31, 1997 financial balance sheet, and Taxes accrued or paid after December 31, 1997 in the ordinary course of business, in accordance with past practice, with respect to business operations for the period of January 1, 1997 through the Closing Date, and, against any loss, damage, liability or expense, including, but not limited to, reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any such Taxes: (i) Taxes imposed on the Corporation and the Subsidiaries with respect to taxable years or periods ending on or before the Closing Date; (ii) with respect to taxable years or periods beginning before the Closing Date and ending after the Closing Date, Taxes imposed on the Corporation and the Subsidiaries which are allocable, pursuant to Section 7.9(d) below, to the portion of
                                      --------------
     such taxable year or period ending on the Closing Date an "INTERIM PERIOD") (Interim Periods and any taxable years or periods that end on or prior to the Closing Date being referred to collectively hereinafter as "PRE-CLOSING PERIODS"); (iii) Taxes imposed on any member of any affiliated group with which the Corporation and the Subsidiaries or any Subsidiary files or has filed a Tax Return on a consolidated, combined or unitary basis for a taxable year or period ending on or before the Closing Date; or (iv) Taxes required to be paid or reimbursed by the Major Shareholder under Section
                                                                      -------
     7.9(d) of this Agreement (to the extent such Taxes have not been paid by
     ------
     Major Shareholder).

          (b) Apportionment of Taxes. In order to apportion appropriately any Taxes relating to any taxable year or period that includes an Interim Period, the parties hereto shall, to the extent permitted under applicable law, elect with the relevant Tax authority to treat for all purposes, the Closing Date as the last day of the taxable year or period of the Corporation and the Subsidiaries, and such Interim Period shall be treated as a short taxable year and a Pre-Closing Period for purposes of this
     Section 7.9.  In any case where applicable law does
     -----------
     not permit the Corporation and the Subsidiaries to treat the Closing Date as the last day of the taxable year or period of the Corporation and the Subsidiaries with respect to Taxes that are payable with respect to an Interim Period, the portion of any such Tax that is allocable to the portion of the Interim Period ending on the Closing Date shall be:

               (x) in the case of Taxes that are either (1) based upon or related to income or receipts, or (2) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), deemed equal to the amount which would be payable if the taxable year or period ended on the Closing Date (except that, solely for purposes of determining the marginal tax rate applicable to income or receipts during such period in a jurisdiction in which such tax rate depends upon the level of income or receipts, annualized income or receipts may be taken into account, if appropriate, for an equitable sharing of such Taxes); and

               (y) in the case of Taxes not described in subparagraph (x) above that are imposed on a periodic basis and measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the Interim Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire relevant period.

          (c) Preparation of Tax Returns. The Major Shareholder shall cause to be prepared and filed or otherwise furnish to the appropriate party (or cause to be prepared and filed or so furnished) in a timely manner, any and all Tax Returns for, including or required to be filed by the Corporation and the Subsidiaries for any taxable year or period ending on or before the Closing Date, or the due date of which (including extensions) is on or prior to the Closing Date. All such Tax Returns shall be prepared in a manner consistent with the prior Tax Returns of the Corporation and the Subsidiaries, unless otherwise required under applicable law. Subject to their right to indemnification under Section 7.9(a), the Corporation and
                                          --------------
     the Subsidiaries shall timely pay (or cause to be timely paid) all Taxes shown as due and owing on all such Tax Returns. Investor, the Corporation and the Subsidiaries and the Major Shareholder shall cause to be prepared and filed, any and all other Tax Returns for, including or required to be filed by the Corporation and the Subsidiaries for any taxable year or period ending after the Closing Date or the due date of which (including extensions) is after the Closing Date. Subject to its right to indemnification under this Section 7.9, the Corporation and the
                                -----------
     Subsidiaries shall pay (or cause to be paid) all Taxes shown as due and owing on all such Tax Returns. Investor, the Corporation and the Subsidiaries and the Major Shareholder shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and other representatives to reasonably cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Investor and the Major Shareholder recognize that the Major Shareholder and the Major Shareholder's agents and other representatives will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Corporation and the Subsidiaries to the extent such records and information pertain to events occurring prior to the Closing Date, therefore, each of Investor and the Corporation and the

     Subsidiaries agrees (i) to use its best efforts to properly retain and maintain such records until such time as the Major Shareholder agrees that such retention and maintenance is no longer necessary (but in no event longer than six years after the Closing Date) and (ii) to allow the Major Shareholder and the Major Shareholder's agents and other representatives, at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as the Major Shareholder, its agents and other representatives may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at the Major Shareholder's expense.

          (d) Transfer and Conveyance Taxes. The Selling Shareholders shall be liable for and shall pay all applicable sales, transfer, recording, deed, stamp and other similar taxes, including, without limitation, any real property transfer or gains taxes (if any), resulting from the consummation of the transactions contemplated by this Agreement.

          (e) Contests. The Identified Parties shall promptly notify the Major Shareholder in writing of any written notice of a proposed assessment or claim in an audit or administrative or judicial proceeding involving the Corporation and the Subsidiary which, if determined adversely to the taxpayer, would be grounds for indemnification under this Section 7.9;
                                                               -----------
     provided, however, that a failure to give such notice will not affect any
     --------  -------
     Indemnified Party's right to indemnification hereunder, except to the extent, if any, that, but for such failure, the Major Shareholder could have avoided the Tax liability in question. In the case of an audit or administrative or judicial proceeding that relates to any Pre-Closing Period, provided that within 30 days after the Major Shareholder receives
             --------
     the written notice from the Indemnified Parties required under this Section
                                                                         -------
     7.9(e) and prior to taking any action with respect to such audit or
     ------
     administrative or judicial proceeding, the Major Shareholder acknowledges in writing his liability under this Section 7.9 to hold the Indemnified
                                         -----------
     Parties harmless against the full amount of any adjustment which may be made as a result of such audit or proceeding, the Major Shareholder shall have the right at its own expense to control the conduct of such audit or proceeding; provided, however, that the Major Shareholder shall not settle
                 --------  -------
     or otherwise compromise any issue or matter without the Investor's prior written consent if such issue or matter will have a material effect on the Tax liability of the Indemnified Parties for a post-Closing taxable year or period (or for an Interim Period). Investor also may participate in any such audit or proceeding at its own expense and, if the Major Shareholder does not assume the defense of any such audit or proceeding, Investor may, without any effect to its or the right of indemnification by the Indemnified Parties under this Section 7.9, defend the same in such manner
                                    -----------
     as it may deem appropriate, including, but not limited to, settling such audit or proceeding.

          (f) Time of Payment.  Payment of any amounts due under this Section
                                                                      -------
     7.9 in respect of Taxes shall be made by the Major Shareholder at least
     ---
     three Business Days before the due date of the applicable estimated final Tax Return required to be filed by the Indemnified Parties on which is required to be reported income for an Interim Period for which the Major Shareholder is responsible under this Section 7.9 of this Agreement without
                                           -----------
     regard to whether the Tax Return shows overall net income or loss for such period, or, with respect to indemnity payments due under this Section 7.9
                                                                   -----------
     of this Agreement, within three Business Days following a settlement or compromise of an assessment of a Tax by a taxing authority or a "DETERMINATION" as defined in Section 1313(a) of the Code. If liability under this Section 7.9 is in respect of costs or expenses other than Taxes,
                -----------
     payment by the Major

     Shareholder of any amounts due under this Section 7.9 shall be made within
                                               -----------
     five Business Days after the date that the Major Shareholder has been notified by Investor that the Major Shareholder has a liability for a determinable amount under this Section 7.9 and is provided with
                                    -----------
     calculations or other materials supporting such liability.

          (g) Termination of Indemnity Obligations of the Major Shareholder for Taxes. Notwithstanding any provision herein to the contrary, the obligations of the Major Shareholder to indemnify and hold harmless the Indemnified Parties pursuant to this Section 7.9 shall terminate at the
                                          -----------
     close of business on the day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

          (h) Tax Elections. From and after the date of this Agreement, the Corporation, the Subsidiaries and the Major Shareholder shall not, without the prior written consent of Investor (which may not unreasonably withhold such consent), make or revoke, or cause or permit to be made or revoked, any Tax election, or adopt or change any method of accounting, that would adversely affect the Corporation and the Subsidiaries.

          (i) Tax Sharing Agreements. As of the Closing Date, any and all Tax sharing, indemnity or allocation agreements shall terminate as between the Corporation and the Subsidiaries on the one hand, and the Major Shareholder and/or any affiliate of the Major Shareholder, on the other hand, and, after the date of this Agreement, no Taxes or other amounts shall be paid or reimbursed by the Corporation and the Subsidiaries under any such agreement, regardless of the taxable year or period for which such Taxes are imposed, and the provisions of this Section 7.9 shall govern
                                             -----------
     thereafter.

      SECTION 7.10 New Stock Option Plan.  Promptly after the Effective Time,
                   ---------------------
the Corporation will take all steps reasonably necessary to cause the Corporation to adopt the 1998 Incentive Stock Plan, and to grant options thereunder, substantially on the terms attached hereto as Exhibit D. This
                                                          ---------
provision shall not confer a specific benefit on any employee other than the Major Stockholder.

      SECTION 7.11 Directors' and Officers' Indemnifications.
                   -----------------------------------------

          (a) The indemnification provisions of the Certificate of Incorporation of the Surviving Corporation as in effect at the Effective Time shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors or officers of the Corporation with respect to acts or omissions occurring prior to the Effective Time, unless such modification is required by law, provided that such provision shall be amended prior to the Effective Time to provide that no indemnification shall be made by the Surviving Corporation with respect to any matter that constitutes a breach of a representation or warranty or covenant or agreement under this Agreement.

          (b) Subject to Section 7.11(a), after the Effective Time, the
                         ---------------
     Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director and officer of the Corporation or any of its subsidiaries (each, together with such person's heirs, executors or administrators, an

     "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES") against any costs or expenses (including attorneys fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any action or omission occurring prior to the Effective Time (including, without limitation, acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Corporation) other than any liability arising out of or pertaining to any breaches of representations and warranties made to Investor and FSEP IV or covenants and agreements under this Agreement. In the event of any such actual or threatened claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Corporation shall pay the reasonable fees and expenses of counsel selected by the indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received and shall pay all other reasonable expenses in advance of the final disposition of such action, and (ii) the Surviving Corporation will cooperate and use all reasonable efforts to assist in the vigorous defense of any such matter. The Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld) and, provided that if the Surviving Corporation advances or pays any amount to any person under this paragraph (b) and if it shall thereafter be finally determined by a court of competent jurisdiction that such person was not entitled to be indemnified hereunder for all or any portion of such amount, such person shall repay such amount or such portion thereof, as the case may be, to the Surviving Corporation. The indemnified Parties as a group may not retain more than one law firm to represent them with respect to each matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

          (c) In the event the Surviving Corporation or its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set out in this Section 7.11.
                                                  ------------

          (d) Surviving Corporation shall pay all reasonable expenses, including reasonable attorneys' fees, that may be incurred by any indemnified Person in enforcing the indemnity and other obligations provided in this Section
                                                                       -------
     7.11.
     ----

          (e) The rights of each Indemnified Party hereunder shall be in addition to any other rights such indemnified Party may have under the charter or bylaws of the Corporation or the Surviving Corporation, under the GCL or otherwise. The provisions of this Section 7.11 shall survive
                                                   ------------
     the consummation of the Merger and expressly are intended to benefit each of the indemnified Parties.

      SECTION 7.12   Option to Purchase.  Effective as of the Effective Time,
                     ------------------
CAC grants to FSEP IV the option (the "OPTION") to purchase 72,753 shares of Corporation Common Stock (the "OPTION SHARES") for a purchase price per share payable in cash equal to the Cash Merger Consideration, which number of Option Shares and purchase price per share shall be proportionately adjusted to reflect the Stock Split immediately after the Effective Time. The Option will be exercisable by FSEP IV commencing on January 2, 1999 and shall expire and no longer be in effect at 5:00 p.m., Houston time on March 2, 1999. FSEP IV will give CAC notice of its exercise of the Option, and a closing of the purchase of the Option Shares will occur within 5 business days after the date of such notice. At the closing, FSEP IV will deliver the cash payment by wire transfer to CAC for the Option Shares against delivery by CAC of certificates representing the Option Shares, duly endorsed or accompanied by appropriate stock powers, sufficient to convey title to the Option Shares to FSEP IV free and clear of all Encumbrances. In addition, at the Closing, CAC will provide a certificate, signed by its President, confirming that all of the representations and warranties made by CAC in Article III of this Agreement are true and correct as of the date of closing of the purchase of the Option Shares. If FSEP IV exercises this Option, the Option Shares shall be entitled to share in any claim for Specialty Losses or Indemnity Losses.


                                  ARTICLE VII
                             CONDITIONS TO CLOSING

      SECTION 8.1   Conditions to Each Party's Obligation. The respective
                    -------------------------------------
obligations of each party to effect the transactions contemplated hereby are subject to the satisfaction or waiver of the following conditions:

          (a) the receipt of regulatory approval under the HSR Act and the expiration of any applicable waiting period with respect thereto;

          (b) the Closing will not violate any injunction, order or decree of any court or governmental body having competent jurisdiction;

          (c) Dennis C. Bearden and Richard E. Penick shall have entered into the Employment Agreements on terms and conditions which have been agreed to by Investor and Dennis C. Bearden and Richard E. Penick, respectively, prior to the date of this Agreement;

          (d) Shareholder Agreement.  The Major Shareholder and FSEP IV shall
              ---------------------
     have entered into a Shareholder Agreement substantially on the terms described in the Shareholder Agreement term sheet (the "SHAREHOLDER AGREEMENT TERM SHEET") attached hereto as Exhibit E.
                                               ---------

          (e) Registration Rights Agreement.  The Selling Shareholders and FSEP
              -----------------------------
     IV shall have entered into a Registration Rights Agreement substantially on the terms described in the Shareholder Agreement Term Sheet;

      SECTION 8.2   Conditions to the Obligations of Investor.  The obligations
                    -----------------------------------------
of Investor to effect the transactions contemplated hereby are subject to the satisfaction or waiver of the following conditions:

          (a) all representations and warranties of the Selling Shareholders in
     Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing, with the same force and effect as though made on and as of the Closing, except to the extent that such representations and warranties speak as of an earlier date, and except for any representations and warranties qualified by materiality or Material Adverse Effect limitations which will instead be true and correct in all respects;

          (b) the representations and warranties of the Major Shareholder in the first two sentences of Section 4.1(a), in Sections 4.1(b) and (c), 4.2,
                            --------------     -----------------------------
     4.3, 4.4, Section 4.6, and in Sections 4.10, 4.11, 4.22 and 4.23 of this
     ----------------------------------------------------------------
     Agreement shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing, with the same force and effect as though made on and as of the Closing, except to the extent that such representations and warranties speak as of an earlier date, provided that the second sentence of Section 4.6 shall be true and correct in all
                                 -----------
     respects;

          (c) the representations and warranties of the Major Shareholder in
     Article IV other than those described in Section 8.2(b) above which are
                                              --------------
     qualified by materiality or Material Adverse Effect limitations shall be true and correct in all respects as of the date of this Agreement and as of the Closing, with the same force and effect as though made on the Closing, except to the extent that such representations and warranties speak as of an earlier date;

          (d) any breaches of the representations and warranties of the Major Shareholder in Article IV of this Agreement other than those described in Sections 8.2(a) and (b) above shall, in the aggregate, not constitute a
     -----------------------
     Material Adverse Effect;

          (e) the Selling Shareholders and the Corporation shall have performed in all material respects all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by them prior to the Closing;

          (f) all consents, approvals and waivers from third parties and Governmental Authorities required to be obtained to consummate the transactions contemplated by this Agreement shall have been obtained;

          (g) the Selling Shareholders shall have delivered to Investor certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer and other good and sufficient instruments of transfer, reasonably satisfactory in form and substance to Investor, as shall be effective to vest in Investor all of Selling Shareholders' right, title and interest in and to the Shares;

          (h) Opinion of Corporation's Counsel.  Investor shall have been
              --------------------------------
     furnished at the Closing with an opinion of Corporation's counsel dated as of the Closing Date, on substantially the terms as attached hereto as Exhibit F;
     ---------

          (i) No Material Adverse Change.  There shall not have occurred any
              --------------------------
     event, circumstance or occurrence which has resulted in or constituted or could reasonably be expected to result in or constitute a material adverse change in the business, financial condition, results of operations, prospects, assets or liabilities of the Corporation and the Subsidiaries, taken as a whole, except for changes that effect the regional economy and financial markets in the regions in which the Corporation and the Subsidiaries operate generally or which effect the United States economy or the financial markets generally;

          (j) Agreement Not to Compete.  Dennis C. Bearden, FSEP IV, CAC and the
              ------------------------
     Corporation shall have entered into an agreement not to compete, substantially in the form attached hereto as Exhibit G;
                                                  ---------

          (k) Closing Certificate.  Investor shall have received a closing
              -------------------
     certificate certifying that the matters referenced in (a), (b), (c), (d),
     (e) and (j) above are true and correct as of the Closing;

          (l) Lease Amendments.  Corporation shall have caused to be made such
              ----------------
     amendments to the affiliated real property leases described on the term sheet attached hereto as Exhibit H;
                              ---------

          (m) Trademark Assignment.  The Major Shareholder and CAC shall have
              --------------------
     provided the Corporation with a trademark assignment relating to certain trademarks owned by the Major Shareholder and CAC as set out on Schedule
                                                                     --------
     8.2(m)  in substantially the form attached hereto as Exhibits I-1 and I-
     ------                                               ------------------
     1.1.  The Corporation shall have entered into a license agreement with CAC
     ----
     in substantially the form attached hereto as Exhibit I-2.
                                                  ------------

          (n) Senior Credit Facilities.  The Corporation shall be prepared to
              ------------------------
     perform its obligation to close the $125,000,000 Senior Secured Credit Facilities on substantially the same terms as set out in a certain commitment letter (the "COMMITMENT LETTER") by and between Salomon Brothers Holding Company, Inc., Salomon Brothers, Inc. and Investor (the "NEW CREDIT FACILITY"); and

          (o) 1997 Incentive Stock Plan.  The Corporation's 1997 Incentive Stock
              -------------------------
     Plan shall have been amended to the extent Investor has requested reasonable amendments thereto, including to ensure that Options will terminate in certain merger and change of control transactions occurring after the Merger.

          (p) Lease.  The Lease between the Corporation and Dennis C. Bearden
              -----
     or an entity or partnership owned or controlled by Dennis C. Bearden regarding the new Stafford, Texas facility has been executed in form and substance agreeable to Investor, and will contain customary mortgagee protection provisions.

      SECTION 8.3   Conditions to the Obligations of Selling Shareholders.  The
                    -----------------------------------------------------
obligations of the Selling Shareholders to effect the transactions contemplated hereby are subject to the satisfaction or waiver of the following conditions:

          (a) all representations and warranties of Investor contained herein shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing, with the same force and effect as though made on and as of the Closing, except to the extent that such representations and warranties speak as of an earlier date, and except for any representations and warranties qualified by materiality or Material Adverse Effect limitations which will instead be true and correct in all respects;

          (b) Investor and FSEP IV shall have performed in all material respects all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by them prior to the Closing;

          (c) Concurrent with the Merger, the Major Shareholder shall be released from the personal guaranties described in Schedule 8.3(c) hereto;
                                                        ---------------

          (d) Concurrent with the Merger, all indebtedness of the Corporation and the Subsidiaries set out on Schedule 8.3(d) shall be repaid;
                                     ---------------

          (e) Concurrent with the Merger, all indebtedness (and accrued but unpaid interest) of the Corporation and the Subsidiaries to the Major Shareholder as set out on Schedule 8.3(e) hereto shall be repaid;
                               ----------------

          (f) receipt of the Cash Merger Consideration, the Preferred Stock Merger Consideration and all other amounts payable by the Investor hereunder;

          (g) Opinion of Investor's Counsel.  Corporation shall have been
              -----------------------------
     furnished at the Closing with an opinion of Investor's and FSEP IV's counsel, dated the Closing Date, on substantially the terms as attached hereto as Exhibit J;
               ---------

          (h) Capitalization of Investor; Financing.  Subject to the terms of
              -------------------------------------
     the equity investment letter by and between Investor and FSEP IV, dated the same date as this Agreement, FSEP IV shall have contributed at least $68,326,186 million to Investor in exchange for common stock of Investor. The New Preferred Stock shall have been purchased by FSEP IV or by third party purchasers for gross proceeds of up to $37.5 million in accordance with the terms of the Preferred Stock Term Sheet.

                                   ARTICLE IX
                                  TERMINATION

      SECTION 9.1   Termination.  This Agreement may be terminated and the
                    -----------
transactions contemplated by this Agreement may be abandoned at any time prior to the Closing Date:

          (a) by mutual written consent of Investor, Selling Shareholders and Corporation;

          (b) by Investor, if a material breach or default shall be made by the Corporation or Selling Shareholders in their representations and warranties or in their observance or due and timely performance of any of the covenants, agreements or conditions contained herein, provided that Investor's right to terminate this Agreement in accordance with this
     Section 9.1(b) is subject to the right of Corporation or such Selling
     --------------
     Shareholders to cure any such breach or inaccuracy that is curable within 10 days after written notice thereof by Investor to such party;

          (c) by Corporation and Selling Shareholders, if a material breach or default shall be made by Investor in their representations and warranties or in their observance or due and timely performance of any of the convents, agreements or conditions contained herein, provided that such right to terminate this Agreement in accordance with this Section 9.1(c) is
                                                               --------------
     subject to the right of Investor to cure any such breach or inaccuracy that is curable within 10 days after written notice thereof by Corporation and Selling Shareholders to Investor;

          (d) by Investor, on the one hand, or Corporation and Selling Shareholders, on the other, if the Closing Date shall not have occurred, other than through the failure of the party attempting to terminate to fulfill their obligations hereunder, on or before the expiration of 45 days from the date of this Agreement or such later date agreed to in writing by Corporation, Selling Shareholders and Investor; provided, however, that such 45 day period shall automatically be extended for a period of (i) 60 days if the delay in the Closing Date relates to the Notification and Report Form filed pursuant to the HSR Act, and (ii) 15 days if the delay in the Closing Date relates to the closing of the financing contemplated by the Commitment Letter and/or the sale of the New Preferred Stock contemplated by Section 8.2(p) of this Agreement;
                     --------------

          (e) by Investor or Corporation and Selling Shareholders if any court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby; or

          (f) by Investor if the Audited 1997 Financial Statements differ from the Unaudited 1997 Financial Statements and such difference is adverse in any respect and Investor gives Corporation notice of such adverse difference within five days after Investor's receipt of the Audited 1997 Financial Statements.

      SECTION 9.2   Effect of Termination.  In the event of the termination and
                    ---------------------
abandonment of this Agreement pursuant to Section 9.1 of this Agreement, this
                                          -----------
Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than the provisions of this Section 9.2, Section 7.3 and Section 11.1. Nothing
                       -----------  -----------     ------------
contained in this Section 9.2 shall relieve any party from liability for any
                  -----------
breach or violation of this Agreement, or limit the remedies (including the remedy of specific performance) of any party to this Agreement relating to such breach or violation of this Agreement.

                                   ARTICLE X
                                INDEMNIFICATION

      SECTION 10.1 Indemnification.
                   ---------------

          (a) Subject to the limitations set out in this Article X, (i) the Selling Shareholders shall, severally but not jointly, indemnify, defend and hold harmless Investor and FSEP IV and their respective officers, directors and employees against and with respect to any and all claims, actions, suits or other proceedings and any and all costs, liabilities, losses, claims, damages (excluding incidental and consequential damages and lost profits and excluding the "SPECIAL INDEMNITY LOSSES", as defined below), penalties, fines and reasonable out-of-pocket costs and expenses (including reasonable attorney's fees) (collectively, "LOSSES") resulting from or arising out of any breach of any representation and warranty of the Selling

     Shareholders set out in Article III of this Agreement or the breach or failure of performance by such Selling Shareholders of any of the covenants that they or the Corporation and the Subsidiaries are to perform hereunder;
     (ii) the Major Shareholder shall indemnify, defend and hold harmless the Investor and FSEP IV against and with respect to any Losses resulting from or arising out of any breach of any representation or warranty of the Major Shareholder set out in Article IV of this Agreement, or the breach or failure of performance by the Major Shareholder of any of the covenants that it or the Corporation and the Subsidiaries is to perform hereunder; and (iii) the Major Shareholder shall indemnify and hold harmless the Surviving Corporation and FSEP IV for any Special Indemnity Losses and will not seek indemnification from the Corporation in any capacity with respect to the Special Indemnity Losses. For purposes of this Agreement, the term "SPECIAL INDEMNITY LOSSES" shall mean all costs, liabilities, losses, claims, damages (excluding incidental and consequential damages and lost profits), penalties, fines and reasonable out-of-pocket costs and expenses (including reasonable attorney's fees) resulting from or arising out of or related to (i) the ownership of the real estate formerly owned by the Corporation as described on Schedule 4.14 attached hereto, including with
                                 -------------
     respect to environmental matters; (ii) the termination of employment of Tony D. Myers and/or the repurchase by the Corporation of his shares of Corporation Common Stock prior to the Effective Time; (iii) the conduct or actions of Tony D. Myers while an employee of the Corporation or the Subsidiaries, including claims, actions, suits or proceeding resulting from or arising out of or related to the conduct or actions of Tony D. Myers;
     (iv) the ownership of the Corporation and/or the Subsidiaries of a general partnership interest in the general partnerships owning the real estate described in Schedule 10.1(a) attached hereto; (v) claims, actions, suits
                  ----------------
     or other proceedings brought by or on behalf of any Selling Shareholder, or any option holder, which are related to the Merger or transactions contemplated by this Agreement; and (vi) claims, actions, suits or other proceedings brought by or on behalf of Susan Deitiker.

          (b) Subject to the limitations set out in this Article X, Investor shall indemnify, defend and hold harmless the Corporation and the Selling Shareholders against and with respect to any and all Losses resulting from or arising out of any breach of any representation and warranty of the Investor set out in Article V of this Agreement, or the breach or failure of performance by Investor of any of the covenants that they are to perform hereunder.

          (c) If any party (an "INDEMNIFIED PARTY") becomes aware of a fact, circumstance, claim or demand or other matter (a "CLAIM") which has or could result in a liability being owed to the Indemnified Party under this
     Article X by another party to this Agreement (an "INDEMNIFYING PARTY"), the Indemnified Party shall give prompt written notice to the Indemnifying Party of the Claim, stating the nature and basis of the Claim, and the amount thereof, together with any supporting information to the Claim. If the Indemnifying Party does not notify the Indemnified Party within 30 days from the date such Claim notice is given that it disputes such Claim, the amount of the Claim shall conclusively be deemed a liability of the Indemnifying Party. If an Indemnified Party and an Indemnifying Party cannot reach agreement with respect to the validity or amount of a Claim within 90 days after notice thereof is first given, the validity and amount thereof shall be determined by due process of law in a court of competent jurisdiction or by such other means (including mediation and arbitration) as the parties shall agree on, subject in all cases to the limitations set out in Section 10.2 below.
            ------------

          (d) Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding by a third party (i.e., one who is not a party to this Agreement) with respect to which a Claim for indemnification may be made pursuant to this Article X, such Indemnified Party shall, if a Claim in respect thereof is to be made against any Indemnifying Party, give written notice to the latter of the commencement of such third party action; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of any obligations hereunder, to the extent the Indemnifying Party is not materially prejudiced thereby. In case any such third party action is brought against an Indemnified Party and indemnification is sought under this Article X, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, jointly with any other Indemnifying Party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after such notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the Indemnifying Party has failed to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Indemnified Party. An Indemnifying Party who elects not to assume the defense of a Claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such Indemnifying Party with respect to such Claim or with respect to Claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the Indemnified Party will be entitled to select its own counsel and assume the defense of any action brought against it if the Indemnifying Party fails to select counsel reasonably satisfactory to the Indemnified Party, the expenses of such defense to be paid by the Indemnifying Party. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement with respect to a third party Claim without the consent of the Indemnified Party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such third party Claim. No Indemnified Party shall consent to entry of any judgment or enter into any settlement of any such third party action, the defense of which has been assumed by an Indemnifying Party, without the consent of such Indemnifying Party, which consent shall not be unreasonably withheld.

      SECTION 10.2 Limitations on Claims.
                   ---------------------

          (a) An Indemnified Party's right to recover Losses under Section 10.1
                                                                   ------------
     of this Agreement shall be limited as follows:

               (i) Other than with respect (X) to a breach by any Selling Shareholder or the Major Shareholder of their respective representations contained in Sections 3.1 through 3.4, Sections 4.1
                                       ------------         ---  ------------
          through 4.4, or Section 4.22 of this Agreement or a breach by the
                  ---     ------------
          Major Shareholder or the Corporation or any of its Subsidiaries, of a covenant or agreement made by them under this Agreement, (Y) a breach by Investor of its representations and warranties contained in Section
                                                                         -------
          5.1 through Section 5.6 of this Agreement, or a breach by Investor or
          ---         -----------
          FSEP IV of a covenant or agreement made by them under this Agreement, and (Z) the obligation of the Major Shareholder under Article 10.1 to pay any Special Indemnity Losses, an Indemnified Party shall make no claim for any Losses except and only to the extent that the amount of the Losses, when added to the aggregate amount of all other Losses recoverable under this Article X by the Indemnified Party, exceeds $750,000 and only to the extent of such excess; and

               (ii) Other than with respect to (X) a breach by any Selling Shareholder or the Major Shareholder of their respective representations contained in Sections 3.1 through 3.4, Sections 4.1
                                       ------------         ---  ------------
          through 4.4, or Sections 4.10, 4.11, 4.14 and 4.22 of this Agreement,
                          ----------------------------------
          or a breach by the Major Shareholder or the Corporation or any of its subsidiaries of a covenant or agreement made by them under this Agreement, (Y) a breach by Investor of its representations and warranties contained in Sections 5.1 through Section 5.6 of this
                                  ------------         -----------
          Agreement or a breach by Investor or FSEP IV of any covenant or agreement made by Investor or FSEP IV under this Agreement, and (Z) the obligation of the Major Shareholder under Section 10.1 to pay any
                                                        ------------
          Special Indemnity Losses, neither Investor nor FSEP IV, on the one hand, nor the Corporation and the Selling Shareholders, on the other hand, shall recover any Losses exceeding the amount of $20,000,000.

          (b) Before seeking recovery for Losses or Special Indemnity Losses, an Indemnified Party shall first pursue recovery under any applicable insurance policy (including in the case of the Investor, FSEP IV and the Surviving Corporation insurance policies held by the Corporation and the Subsidiaries), but notice may be given to the Indemnifying Party to toll the running of the survival period under this Agreement. Any Losses or Special Indemnity Losses recoverable hereunder shall be limited to the amount of the actual Losses sustained by the Indemnified Party, net of any applicable insurance benefits actually received and any tax benefits reasonably anticipated to be realized by the Corporation during post-Closing periods.

          (c) An Indemnified Party shall not be entitled to make any Claim for recovery of Losses or Special Indemnity Losses after the periods specified in Section 11.2 of this Agreement, unless the Indemnified Party shall
        ------------
     assert such Claim in accordance with this Article X, and shall specify, in reasonable detail the specific facts constituting the basis for such Claim prior to the end of such periods, as applicable.

          (d) The remedies provided under this Article X shall be the exclusive monetary remedies available to any party to this Agreement; provided, however, that the foregoing shall not be interpreted to limit the types of remedies, including specific performance or other equitable remedies, which may be sought by an Indemnified Party in connection with the breach of any covenant or agreement contained herein, and shall not limit any available remedy for a willful misrepresentation or breach by another party.

                                   ARTICLE XI
                                 MISCELLANEOUS

      SECTION 11.1 Expenses.  Upon consummation of the Merger, the Surviving
                   --------
Corporation shall pay (a) a $4 million fee payable to an affiliate of FSEP IV,
(b) all legal, accounting, advisory and other fees and expenses of Investor in connection with the transactions contemplated by this Agreement, (c) up to $4.5 million of the legal, accounting, financial advisory and other fees and expenses incurred by Selling Shareholders in connection with the transactions contemplated by this Agreement, (d) all costs and expenses, including reasonable fees and expenses of legal counsel, related to the negotiation and preparation of documentation of the $125,000,000 Senior Secured Credit Facilities and the New Preferred Stock issued to FSEP IV or third parties, (e) if payable, a funding fee to Salomon Smith Barney with respect to the placement of the New Preferred Stock to third parties or payable to FSEP IV or its affiliate as provided in the Preferred Stock Term Sheet, and (f) without duplication, and without regard to whether incurred under Section 11.1 (b) or (d) above, the fees and expenses of Riordan & McKinzie payable by the Corporation which shall not exceed $750,000. All other fees and expenses incurred by Selling Shareholders in connection with the transactions contemplated by this Agreement shall be paid by such parties. If the Merger is not consummated, each party hereto will bear its own costs and expenses.

      SECTION 11.2 Governing Law; Forum Selection; Consent to Service of
                   -----------------------------------------------------
Process.
--------

          (a) This Agreement shall be construed and interpreted under and in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

          (b) The parties hereto agree that any action, suit or proceeding (a "PROCEEDING") arising out of the transactions contemplated by this Agreement shall be commenced and litigated exclusively in the United States District Court for the District of Delaware or in a state court of the State of Delaware.

          (c) Each of the parties hereto hereby irrevocably and unconditionally
     (i) consents to submit to the exclusive jurisdiction of the federal and state courts in the State of Delaware for any Proceeding (and each such party agrees not to commence any Proceeding, except in such courts), (ii) waives any objection to the laying of revenue of any Proceeding in the courts of the State of Delaware, and (iii) waives, and agrees not to plead or to make, any claim that any Proceeding brought in any court of the State of Delaware has been brought in an improper or otherwise inconvenient forum.

          (d) Each party hereto (including, without limitation, each Selling Shareholder) hereby irrevocably designates and appoints RL&F Service Corp., with offices on the date of this Agreement at One Rodney Square, Wilmington, Delaware 19801 (hereinafter called the "AGENT"), as its attorney-in-fact to receive service of process in such Proceeding, it being agreed that service upon such attorney-in-fact shall constitute valid service upon each such party or its successors or assigns, and each party agrees that (i) the sole responsibilities of the Agent shall be (x) to receive such process, (y) to send a copy of any such process so received to such party, by registered airmail, return receipt requested, at the address set out in Section 11.10 or Schedule 11.10 of this Agreement, or at the
                -------------
     last address filed in writing by such party with the Agent and (z) to give prompt telegraphic notice of receipt thereof to such party at such address, and (ii) the Agent shall have no responsibility for the receipt or non-receipt by such party of such process, nor for any performance or non-performance by such party, or any other party to this Agreement or their successors or assigns. The Corporation hereby agrees to pay to the Agent such compensation as shall be agreed upon from time to time for services of the Agent hereunder. Each party hereby agrees that its submission to jurisdiction and its designation of the Agent set out above is made for the express benefit of each of the parties hereto. Each party further covenants and agrees that so long as this Agreement shall be in effect, such party shall maintain a duly appointed agent for the service of summonses and other legal processes in Wilmington, Delaware and will notify the other parties hereto of the name and address of such agent if it is no longer the Agent.

     SECTION 11.3 Survival and Exclusivity of Representations and Warranties.
                  ----------------------------------------------------------
The parties hereto agree that their respective representations and warranties contained in this Agreement shall survive for a period of eighteen (18) months after the Closing Date; provide, however, that the representations and warranties of the Selling Shareholders, the Major Shareholder and the Investor contained in Sections 3.1 through 3.4, Sections 4.1 through 4.4, and Sections
             ------------         ---  ------------         ---      --------
5.1 through 5.6, as well as all covenants and agreements contained herein, shall
---         ---
survive without limitation, and the representations contained in Section 4.10,
                                                                 ------------
Section 4.11 and Section 4.14 shall survive for the applicable statutes of
------------     ------------
limitations. The obligation of the Major Shareholder to pay any Special Indemnity Losses shall survive until the expiration of the statutes of limitation applicable to the matters giving rise to the obligation to pay such Special Indemnity Losses. The Investor and FSEP IV acknowledge that they have agreed to complete the Merger based solely on the representations and warranties of the Corporation and the Selling Shareholders expressly set out in this Agreement (which are the only representations and warranties made by Major Shareholder and the Selling Shareholders) and the due diligence investigation made by Investor and FSEP IV. Investor has not relied on, and the Corporation and the Selling Shareholders shall have no liability arising out of, any other information provided by or on behalf of the Corporation and the Selling Shareholders in connection with the Investor's and FSEP IV's decision to complete the Merger. Without limiting the generality of the foregoing, Investor acknowledges and agrees that prior to and during the negotiation of this Agreement, the Corporation prepared various projections, forecasts and budgets relating to the Corporation and the Subsidiaries and their future revenues, income, cash flows, and other economic data, including the underlying assumptions and basis thereof (collectively, the "FORECASTS"). The Forecasts, together with certain other information pertaining to the investment considerations, history, operations, and market, industry, and similar data of or relating to the Corporation and the Subsidiaries were set out in a Confidential Memorandum delivered to the Investor (the "MEMORANDUM").

     The Investor agrees that it has not relied on the Forecasts or the Memorandum, or the Corporation's and the Selling Shareholders' or their agents' participation in the preparation thereof, for any purpose, including in the Investor's determination to enter into this Agreement or to purchase the Shares. The Corporation and the Selling Shareholders and their respective agents and representatives shall have no responsibility, liability, or obligation relating in any way, directly or indirectly, for the Forecasts or the Memorandum, the participation of the Corporation and the Selling Shareholders or their agents in their preparation, or the use or distribution thereof by Investor. The Forecasts and the Memorandum do not constitute representations or warranties of the Corporation and the Selling Shareholders for purposes of this Agreement.
The Investor further acknowledges that the Forecasts and the Memorandum include assumptions, estimates, and projections about future results of operations of the Corporation and the Subsidiaries and general business conditions that have been prepared by the Corporation and the Subsidiaries, and as such, the Forecasts and the Memorandum are inherently uncertain, and the actual results of the business operations of the Corporation and the Subsidiaries will vary, and may vary by material amounts, from those contained in the Forecasts and the Memorandum.

      SECTION 11.4 Public Announcements.  Any public announcement or similar
                   --------------------
publicity with respect to this Agreement or the transactions contemplated hereby shall be issued, if at all, at such time and in such manner as the Investor and Selling Shareholders shall jointly determine. The Investor and Selling Shareholders will consult with each other concerning the means by which the Corporation's and the Subsidiaries' employees, customers and suppliers and others having dealings with the Corporation and the Subsidiaries will be informed of the transactions contemplated hereby.

      SECTION 11.5 Consent to Merger.  By execution of this Agreement, each of
                   -----------------
the Selling Shareholders hereby consents to the Merger, the Stock Split and the Restated Certificate of Incorporation of the Surviving Corporation contemplated by Section 2.4 of this Agreement, pursuant to Sections 228 and 251 of the GCL.
   -----------

      SECTION 11.6 Entire Agreement; Assignment.  This Agreement (a) constitutes
                   ----------------------------
the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter of this Agreement, and (b) may not prior to the Effective Time, be assigned by operation of law or otherwise; provided, that the Corporation may assign its rights under this Agreement to any lender in connection with any indebtedness incurred by the Corporation, and the Corporation and FSEP IV may assign their rights to any entity or group which, after the Effective Time, purchases all or substantially all of the assets or capital stock of the Corporation, or which acquires all of the capital stock of the Corporation held by FSEP IV, or which succeeds to the rights of the Corporation by operation of law.

      SECTION 11.7 Amendments; Waiver; Consents.  All amendments to this
                   ----------------------------
Agreement must be in writing and signed by all of the parties hereto; provided, however, that each of the Selling Shareholders other than the Major Shareholder hereby grants to the Major Shareholder a limited, irrevocable power of attorney to act as the agent and attorney in fact for such Selling Shareholder, without power of substitution, for the sole purpose of approving any amendments to or waivers of this Agreement on behalf of each Selling Shareholder, other than an amendment to the provisions of Sections 2.7, 2.8, 11.1 and 11.6 and Articles III
                               --------------------------------
and X of this Agreement or any other amendment or waiver pertaining to this Agreement which would amend the consideration to be received by Selling Shareholder in the Merger or the liability of each Selling Shareholder for breaches of representations and warranties made by such Selling Shareholder under this Agreement, it being expressly understood and agreed that this limited, irrevocable power of attorney is coupled with an interest and shall expire on the earlier to occur of the Effective Time or the termination of this Agreement in accordance with Article IX of this Agreement. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the party affected thereby only by a written instrument signed by the party granting such waiver. No waiver, or failure to insist upon strict compliance, by any party of any condition or any breach of any obligation, term, covenant, representation, warranty or agreement contained in this Agreement, in any one or more instances, shall be construed to be a waiver of, or estoppel with respect to, any other condition or any other breach of the same or any other obligation, term, covenant, representation, warranty or agreement. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver.

     SECTION 11.8  Further Assurances.  From time to time as and when requested
                   ------------------
by Investor, or its successors or assigns, Selling Shareholders and the officers and directors of the Corporation shall execute and deliver such further agreements, documents, deeds, certificates and other instruments and shall take or cause to be taken such other actions as shall be reasonably necessary or advisable to carry out the purposes of and effect the transactions contemplated by this Agreement.

     SECTION 11.9  Severability.  The invalidity or unenforceability of any
                   ------------
provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     SECTION 11.10 Notices.  All notices, requests, claims, demands and other
                   -------
communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the respective parties as follows:

     if to Investor or FSEP IV:

          Freeman Spogli & Co. Incorporated
          11100 Santa Monica Boulevard, Suite 1900
          Los Angles, California 90085
          Telecopy No.: (310) 444-1870
          Attention: J. Frederick Simmons

     with a copy to:

          Richard J. Welch
          Riordan & McKinzie
          California Plaza
          29th Floor, 300 South Grand Avenue
          Los Angeles, California 90071
          Telecopy No.: (213) 229-8550

     if to the Corporation or the Selling Shareholders:

          Century Maintenance Supply, Inc.
          9100 Winkler
          Houston, Texas 77017
          Attention: Dennis C. Bearden
          Telecopy No.: (713) 943-8443
     with a copy to:

          Robert G. Reedy
          Porter & Hedges, L.L.P.
          700 Louisiana, 35th Floor
          Houston, Texas 77002
          Telecopy No.: (713) 228-1331

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set out above (provided that notice of any change of address shall be effective only upon receipt thereof).

      SECTION 11.11 Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      SECTION 11.12 Descriptive Headings. The descriptive headings are inserted
                    --------------------
for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      SECTION 11.13 Parties in Interest; No Third Party Beneficiary.  This
                    -----------------------------------------------
Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

      SECTION 11.14 Counterparts.  This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      SECTION 11.15 Incorporation by Reference.  Any and all schedules,
                    --------------------------
exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set out at the point referred to in the Agreement.

      SECTION 11.16 Guarantee.
                    ---------

          (a) FSEP IV hereby unconditionally and irrevocably guarantees to the Corporation and the Selling Shareholders the due and punctual performance of each of the obligations and the undertakings of Investor under this Agreement when and to the extent the same are required to be performed and subject to all of the terms and conditions of this Agreement; provided, that FSEP IV shall have no liability whatsoever under this Guaranty after the Closing, whether based upon events occurring prior to or after the Closing. If Investor shall fail to perform fully and punctually any obligation or undertaking of Investor under this Agreement when and to the extent the same is required to be performed, FSEP IV will upon written demand from the Selling Shareholders forthwith perform or cause to be performed such obligation or undertaking, as the case may be. The obligations of FSEP IV under this guaranty shall constitute an absolute and unconditional present and continuing guarantee of performance to the extent provided herein, and shall not be contingent upon any attempt by the Corporation or the Selling Shareholders to enforce performance by Investor.

          (b) The obligations of FSEP IV under this guaranty are absolute and unconditional, are not subject to any counterclaim, setoff, deduction, abatement or defense based upon any claim FSEP IV may have against the Corporation or the Selling Shareholders (except for any defense Investor or FSEP IV may have against the Corporation or the Selling Shareholders under the terms of this Agreement), and shall remain in full force and effect without regard to (i) any agreement or modification to any of the terms of this Agreement or any other agreement which may hereafter be made relating thereto; (ii) any exercise, non-exercise or waiver by the Corporation or the Selling Shareholders of any right, power, privilege or remedy under or in respect of this Agreement; (iii) any insolvency, bankruptcy, dissolution, liquidation, reorganization or the like of Investor at or prior to the Closing; (iv) absence of any notice to, or knowledge by, FSEP IV of the existence or occurrence of any of the matters or events set out in the foregoing clauses (i) through (iii); or (v) any transfer of shares of capital stock of Investor, or any assignment by Investor of its rights and obligations under this agreement, to a wholly-owned subsidiary of Investor or FSEP IV.

          (c) FSEP IV unconditionally waives (i) any and all notice of default, non-performance or non-payment by Investor under this Agreement, (ii) all notices which may be required by statute, rule of law or otherwise to preserve intact any rights of the Corporation or the Selling Shareholders against FSEP IV, including, without limitation, any demand, presentment or protest, or proof of notice of non-payment under this Agreement, and (iii) any right to the enforcement, assertion or exercise by the Corporation or the Selling Shareholders of any right, power, privilege or remedy conferred in this Agreement or otherwise.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                              INVESTOR:

                              CENTURY ACQUISITION CORPORATION


                              By: /s/ Jon D. Ralph
                                 ----------------------------------
                              Name:   Jon D. Ralph
                                    -------------------------------
                              Title:
                                    -------------------------------


                              FSEP IV:

                              FS EQUITY PARTNERS IV


                              By: /s/ Jon D. Ralph
                                 ----------------------------------
                              Name:   Jon D. Ralph
                                    -------------------------------
                              Title:   Vice President
                                     ------------------------------


                              CORPORATION:

                              CENTURY MAINTENANCE SUPPLY, INC.


                              By: /s/ Richard E. Penick
                                 ----------------------------------
                              Name:   Richard E. Penick
                                    -------------------------------
                              Title:   Vice President
                                     ------------------------------


                              SELLING SHAREHOLDERS:


                                /s/ Dennis C. Bearden
                               ------------------------------------
                                Dennis C. Bearden

                              CENTURY AIR CONDITIONING SUPPLY, INC.


                              By: /s/ Richard E. Penick
                                 ----------------------------------
                              Name:   Richard E. Penick
                                    -------------------------------
                              Title:   Vice President
                                     ------------------------------


                                /s/ Danny N. Errico
                               ------------------------------------
                                Danny N. Errico

                                /s/ John M. Morotti
                               ------------------------------------
                                John M. Morotti

                                /s/ Daryl D. Morse
                               ------------------------------------
                                Daryl D. Morse

                                /s/ Richard E. Penick
                               ------------------------------------
                                Richard E. Penick

                                /s/ Charles L. Littlepage
                               ------------------------------------
                                Charles L. Littlepage

                                /s/ R. Allan Kea
                               ------------------------------------
                                R. Allan Kea

                                /s/ Richard A. Luke
                               ------------------------------------
                                Richard A. Luke

                                /s/ Daniel F. Firkus
                               ------------------------------------
                                Daniel F. Firkus

                                /s/ Jerry J. Muras
                               ------------------------------------
                                Jerry J. Muras

                                /s/ Vicki L. Reynolds
                               ------------------------------------
                                Vicki L. Reynolds